Exhibit 10.2

CONTRIBUTION, PURCHASE AND SALE AGREEMENT

Dated as of December 2, 2013

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	3

ARTICLE II

THE CONTRIBUTIONS, PURCHASES AND SALES

Section 2.1	Purchase and Sale of 30% Interest in Seadrill Leo and Seadrill Ghana	9
Section 2.2	Contribution of 70% Interest in Seadrill Leo and Seadrill Ghana	9
Section 2.3	Contribution of 30% Interest in Seadrill Leo and Seadrill Ghana	9
Section 2.4	Issuance of Seadrill Capricorn Holdings Units in Exchange for Cash	9
Section 2.5	Purchase and Sale of 100% Interest in Seadrill Gulf Sirius	9
Section 2.6	Purchase and Sale of 36.0809% Interest in Seadrill Hungary	10
Section 2.7	Contribution of 34.6660% Interest in Seadrill Hungary	10
Section 2.8	Contribution of 36.0809% Interest in Seadrill Hungary	10
Section 2.9	Issuance of Units by Seadrill Capricorn Holdings	10
Section 2.10	Purchase and Sale of 29.2531% Interest in Seadrill Hungary	10
Section 2.11	Closing	10
Section 2.12	Purchase Price Adjustments	10
Section 2.13	Satisfaction of Intercompany Receivables	11

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SEADRILL

Section 3.1	Representations and Warranties	11

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1	Representations and Warranties	17

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SEADRILL OPERATING

Section 5.1	Representations and Warranties	18

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SEADRILL CAPRICORN HOLDINGS

Section 6.1	Representations and Warranties	19

ARTICLE VII

PRE-CLOSING MATTERS

Section 7.1	Covenants of Seadrill Prior to the Closing Date	20
Section 7.2	Covenant of the Company Prior to the Closing Date	21
Section 7.3	Covenant of Seadrill Operating Prior to the Closing Date	21
Section 7.4	Covenant of Seadrill Capricorn Holdings Prior to the Closing Date	21

ARTICLE VIII

CONDITIONS OF CLOSING

Section 8.1	Conditions of the Parties	22
Section 8.2	Conditions of Seadrill and Seadrill Americas	23
Section 8.3	Conditions of the Company, Seadrill Operating and Seadrill Capricorn Holdings	23

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.1	Termination of this Agreement	24
Section 9.2	Amendments and Waivers	24

ARTICLE X

INDEMNIFICATION

Section 10.1	Indemnification by Seadrill and Seadrill Americas	25
Section 10.2	Limitations Regarding Indemnification	25
Section 10.3	Indemnification by the Company, Seadrill Operating and Seadrill Capricorn Holdings	25

ARTICLE XI

FURTHER ASSURANCES

Section 11.1	Further Assurances	26
Section 11.2	Power of Attorney	26

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CONTRIBUTION, PURCHASE AND SALE AGREEMENT

This CONTRIBUTION, PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of December 2, 2013 is made by and among Seadrill Limited, a Bermuda exempted company (“Seadrill”), Seadrill Partners LLC, a Marshall Islands limited liability company (the “Company”), Seadrill Operating LP, a Marshall Islands limited partnership (“Seadrill Operating”), Seadrill Capricorn Holdings LLC, a Marshall Islands limited liability company (“Seadrill Capricorn Holdings”), and Seadrill Americas Inc., a Texas corporation (“Seadrill Americas”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seadrill Leo Ltd., a Bermuda exempted company (“Seadrill Leo”), is the record owner of the drilling rig the West Leo (the “West Leo”);

WHEREAS, Seadrill Hungary Kft., a Hungarian limited liability company (“Seadrill Hungary”), is the record owner of the drilling rig the West Sirius (the “West Sirius”);

WHEREAS, Seadrill is the record owner of all of the equity interests in each of Seadrill Leo, Seadrill Hungary and Seadrill Ghana Operations Ltd., a Bermuda exempted company (“Seadrill Ghana”);

WHEREAS, Seadrill Americas is the record owner of all of the equity interests in Seadrill Gulf Operations Sirius LLC, a Delaware limited liability company (“Seadrill Gulf Sirius”);

WHEREAS, the West Leo was subject to a contract for offshore drilling services with an effective date of November 22, 2012, as amended (the “West Leo Drilling Contract”) between Seadrill Ghana and Tullow Ghana Limited, a Jersey company; and

WHEREAS, Seadrill Ghana, Seadrill Leo, Seadrill, Tullow Ghana Limited and Tullow Côte d’ Ivoire Exploration Limited, a Jersey company, expect to enter into a Drilling Unit Novation Agreement prior to the Closing Date (as defined below), that will be effective as of October 20, 2013, whereby Tullow Ghana Limited will transfer its rights and obligations to Tullow Côte d’Ivoire Exploration Limited (the “West Leo Novation Agreement”);

WHEREAS, the West Sirius was subject to a contract for offshore drilling services with an effective date of October 12, 2006, as amended (the “Original West Sirius Drilling Contract”) between Seadrill Offshore AS, a Norwegian company (“Seadrill Offshore”), and Devon Energy Production Company, L.P., an Oklahoma limited partnership (“Devon”);

WHEREAS, effective as of April 7, 2008, Seadrill Offshore assigned its rights and obligations under the Original West Sirius Contract to Seadrill Americas, and on March 10, 2010, Devon, Seadrill Americas and BP Exploration and Production, Inc., a Delaware corporation (“BP”), entered into a Novation Agreement whereby BP replaced Devon as Operator under the Original West Sirius Drilling Contract (the resulting drilling contract following such assignment and novation, the “West Sirius Drilling Contract”);

WHEREAS, effective as of the Closing Date (as defined herein), Seadrill Americas, Seadrill Gulf Sirius and BP will enter into an Assignment Agreement whereby Seadrill Americas will assign its rights and obligations under the West Sirius Drilling Contract to Seadrill Gulf Sirius (the “West Sirius Drilling Contract Assignment Agreement”);

WHEREAS, effective as of the Closing Date (as defined herein), Seadrill Americas and Seadrill Gulf Sirius will enter into an Assignment Agreement whereby Seadrill Americas will assign its rights and obligations under the current bareboat charter (the “West Sirius Bareboat Charter”) with Seadrill Hungary for the West Sirius to Seadrill Gulf Sirius (the “West Sirius Bareboat Assignment Agreement”);

WHEREAS, following the completion of the term of the Current West Sirius Drilling Contract on or about July 24, 2014, the West Sirius will be subject to a drilling contract for offshore drilling services, dated October 10, 2012, between BP and Seadrill Deepwater Contracting Ltd., a Bermuda exempted company, and the rights of Seadrill Deepwater Contracting Ltd. under such contract were assigned to Seadrill Americas Inc. by an Assignment Agreement dated December 2, 2013 (the resulting drilling contract following such assignment, the “2014 West Sirius Drilling Contract” and, together with the West Sirius Drilling Contract, the “West Sirius Drilling Contracts”);

WHEREAS, effective as of the Closing Date (as defined herein), Seadrill Americas, Seadrill Gulf Sirius and BP will enter into an Assignment Agreement whereby Seadrill Americas will assign its rights and obligations under the 2012 West Sirius Drilling Contract to Seadrill Gulf Sirius (the resulting drilling contract following such assignment, the “2014 West Sirius Drilling Contract Assignment Agreement”);

WHEREAS, pursuant to this Agreement, each of the following will occur on the Closing Date (as defined in Section 2.11):

1.	Seadrill sells to the Company a 30% ownership interest in each of Seadrill Leo and Seadrill Ghana, in exchange for $229.35 million in cash;

2.	Seadrill contributes to Seadrill Operating Seadrill’s 70% ownership interest in each of Seadrill Leo and Seadrill Ghana;

3.	The Company contributes to Seadrill Operating the Company’s 30% ownership interest in each of Seadrill Leo and Seadrill Ghana;

4.	Seadrill Capricorn Holdings issues to the Company units representing limited liability company interests in Seadrill Capricorn Holdings in exchange for $14.79 million in cash, and (b) Seadrill Capricorn Holdings issues to Seadrill units representing limited liability company interests in Seadrill Capricorn Holdings in exchange for $14.21 million in cash;

5.	Seadrill Americas sells to Seadrill Capricorn Holdings 100% of the outstanding membership interests in Seadrill Gulf Sirius in exchange for $29.0 million in cash;

6.	Seadrill sells to the Company a 36.08099% ownership interest in Seadrill Hungary in exchange for $213.56 million in cash and the issuance by the Company of a promissory discount note to Seadrill with an initial issue amount of $70.0 million substantially in the form of Exhibit III hereto (the “Company Note”);

7.	Seadrill contributes to Seadrill Capricorn Holdings a 34.6660% ownership interest in Seadrill Hungary in exchange for units representing limited liability company interests in Seadrill Capricorn Holdings;

8.	The Company contributes to Seadrill Capricorn Holdings the Company’s 36.08099% ownership interest in Seadrill Hungary in exchange for units representing limited liability company interests in Seadrill Capricorn Holdings; and

9.	Seadrill Capricorn Holdings issues 5,100 units to the Company in exchange for its contributions in (4) and (8) above, and 4,900 units to Seadrill in exchange for its contributions in (4) and (7) above; and

10.	Seadrill Capricorn Holdings purchases Seadrill’s 29.2531% remaining ownership interest in Seadrill Hungary in exchange for the issuance by Seadrill Capricorn Holdings to Seadrill of a promissory discount note with an initial issue amount of $229.9 million substantially in the form of Exhibit IV hereto (the “Capricorn Note”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following defined terms will have the meanings given below:

“1934 Act Filings” means the filings made with the Securities and Exchange Commission under the Securities Exchange Act of 1934 by Seadrill or the Company, as the case may be.

“2014 West Sirius Drilling Contract” has the meaning set forth in the Recitals of this Agreement.

“2014 West Sirius Drilling Contract Assignment Agreement” has the meaning set forth in the Recitals of this Agreement.

“Agreement” means this Contribution, Purchase and Sale Agreement.

“BP” has the meaning set forth in the Recitals of this Agreement.

“Capricorn Note” has the meaning set forth in the Recitals of this Agreement.

“Closing Date” has the meaning set forth in Section 2.11.

“Company” has the meaning set forth in the opening paragraph of this Agreement.

“Company Attorney-in-Fact” has the meaning set forth in Section 11.2(a).

“Company Note” has the meaning set forth in the Recitals of this Agreement.

“Company Indemnitees” has the meaning set forth in Section 10.1 of this Agreement.

“Company Indemnitors” has the meaning set forth in Section 10.3 of this Agreement.

“Covered Assets” has the meaning set forth in Section 10.1(b).

“Covered Environmental Losses” means all Losses suffered or incurred by the Company, Seadrill Operating or Seadrill Capricorn Holdings by reason of, arising out of or resulting from:

(a) any violation or correction of violation of Environmental Laws with regard to the ownership or operation by Seadrill, Seadrill Americas or the Rig Owning Subsidiaries of the Covered Assets; or

(b) any event or condition relating to environmental or human health and safety matters, in each case, associated with the ownership or operation by Seadrill, Seadrill Americas or the Rig Owning Subsidiaries of the Covered Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Covered Assets or the disposal or release of, or exposure to, Hazardous Substances generated by or otherwise related to operation of the Covered Assets), including, without limitation, the reasonable and documented cost and expense of (i) any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (ii) the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws and (iii) any environmental or toxic tort (including, without limitation, personal injury or property damage claims) pre-trial, trial or appellate legal or litigation support work, but only to the extent that such violation complained of under clause (a), or such events or conditions included in clause (b), occurred before the Closing Date; and, provided that in no event shall Losses to the extent arising from a change in any Environmental Law after the Closing Date be deemed “Covered Environmental Losses.”

“Current West Sirius Drilling Contract” has the meaning set forth in the Recitals of this Agreement.

“Devon” has the meaning set forth in the Recitals of this Agreement.

“Drilling Contracts” means, collectively, the West Leo Drilling Contract and the West Sirius Drilling Contracts.

“Encumbrance” means any mortgage, maritime or other lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, voting trust arrangement, adverse claim, condition, encumbrance or right, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind.

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances having the force and effect of law and relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“Financing Agreements” means collectively the (1) Amended and Restated Revolving Loan Agreement dated August 31, 2013 between Seadrill Operating, Seadrill Capricorn Holdings and Seadrill Partners Operating LLC, as borrowers, and Seadrill, as lender, (2) Amended and Restated US$1,500,000,000 Senior Secured Credit Facility Agreement dated October 15, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein as guarantors, and the banks and financial institutions named therein as lenders, (3) Amended and Restated US$1,200,000,000 Senior Secured Credit Facility Agreement dated October 10, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein as guarantors, and the banks and financial institutions named therein as lenders, (4) Amended and Restated US$275,000,000 Senior Secured Term Loan and Revolving Credit Facility Agreement dated October 10, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein, as guarantors, and the banks and financial institutions named therein as lenders, (5) Amended and Restated the US$275,000,000 Senior Secured Term Loan Facility Agreement dated October 10, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein, as guarantors, as the banks and financial institutions named therein as lenders, (6) Amended and Restated Common

Terms Agreement dated October 10, 2012 for Seadrill, as Borrower, the subsidiaries of Seadrill named therein as guarantors, DNB Bank ASA as Agent, GIEK Facility Agent and Security Agent and Citibank NA, London Branch as GIEK Agent and (7) US$440,000,000 Senior Secured Credit Facility Agreement dated December 4, 2012, as amended, for Seadrill, as Borrower, the subsidiaries of Seadrill named therein as guarantors, and the banks and financial institutions named therein as lenders.

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization.

“Hazardous Substances” means (a) each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, contaminant or toxic substance under Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any radioactive material; and (e) any asbestos-containing materials in a friable condition.

“Insolvency Event” means, with respect to any Person, that any of the following actions has occurred in relation to it:

(a) an order has been made or an effective resolution passed or other proceedings or actions taken (including the presentation of a petition) with a view to its administration, bankruptcy, winding-up, liquidation or dissolution; or

(b) it has had a receiver, administrative receiver, manager or administrator appointed over all or any substantial part of its undertaking or assets; or

(c) any event has occurred or situation arisen in any jurisdiction that has a substantially similar effect to any of the foregoing.

“Law” has the meaning set forth in Section 3.1(c).

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity.

“Original West Sirius Drilling Contract” has the meaning set forth in the Recitals of this Agreement.

“Person” means an individual, legal personal representative, corporation, body corporate, firm, limited liability company, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or governmental authority.

“Party” or “Parties” has the meaning set forth in the opening paragraph of this Agreement.

“Purchase Price Adjustments” means the West Leo Purchase Price Adjustment and the West Sirius Purchase Price Adjustment.

“Rig” or “Rigs” means the West Leo and the West Sirius, individually or collectively.

“Rig Financing Agreements” means the West Leo Credit Facility and the West Sirius Credit Facility, and any documents related thereto.

“Rig Owning Subsidiaries” means collectively Seadrill Leo and Seadrill Hungary.

“Seadrill” has the meaning set forth in the opening paragraph of this Agreement.

“Seadrill Americas” has the meaning set forth in the opening paragraph of this Agreement.

“Seadrill Attorney-in-Fact” has the meaning set forth in Section 11.2(b).

“Seadrill Capricorn Holdings” has the meaning set forth in the opening paragraph of this Agreement.

“Seadrill Capricorn Holdings Operating Agreement” has the meaning set forth in Section 6.1(e).

“Seadrill Gulf Sirius” has the meaning set forth in the Recitals of this Agreement.

“Seadrill Hungary” has the meaning set forth in the Recitals of this Agreement.

“Seadrill Hungary Purchase Price” has the meaning set forth in Section 2.10.

“Seadrill Indemnitees” has the meaning set forth in Section 10.3 of this Agreement.

“Seadrill Indemnitors” has the meaning set forth in Section 10.1 of this Agreement.

“Seadrill Leo” has the meaning set forth in the Recitals of this Agreement.

“Seadrill Operating” has the meaning set forth in the opening paragraph of this Agreement.

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, countervail, net worth, stamp, registration, payroll, employment, health, education, business, school, property, local improvement, development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any governmental authority and all interest and penalties thereon.

“Transferred Subsidiaries” means, collectively, Seadrill Ghana, Seadrill Gulf Sirius and each of the Rig Owning Subsidiaries.

“Transferred Subsidiary Contracts” has the meaning set forth in Section 3.1(s) of this Agreement.

“West Leo” has the meaning set forth in the Recitals of this Agreement.

“West Leo Credit Facility” means the $1.121 billion secured credit facility dated January 31, 2011, as amended, between Seadrill, as borrower, the subsidiaries of Seadrill named therein as guarantors and the banks and other financial institutions named therein as lenders.

“West Leo Drilling Contract” has the meaning set forth in the Recitals of this Agreement.

“West Leo Novation Agreement” has the meaning set forth in the Recitals of this Agreement.

“West Leo Purchase Price” has the meaning set forth in Section 2.1 of this Agreement.

“West Leo Purchase Price Adjustment” has the meaning set forth in Section 2.12(a) of this Agreement.

“West Sirius” has the meaning set forth in the Recitals of this Agreement.

“West Sirius Drilling Contract Assignment Agreement” has the meaning set forth in the Recitals of this Agreement.

“West Sirius Bareboat Assignment Agreement” has the meaning set forth in the Recitals of this Agreement.

“West Sirius Bareboat Charter” has the meaning set forth in the Recitals of this Agreement.

“West Sirius Credit Facility” means the $1.5 billion secured credit facility dated October 15, 2012, between Seadrill, as borrower, the subsidiaries of Seadrill named therein as guarantors, and the banks and other financial institutions named therein as lenders.

“West Sirius Drilling Contracts” has the meaning set forth in the Recitals of this Agreement.

“West Sirius Purchase Price” has the meaning set forth in Section 2.6 of this Agreement.

“West Sirius Purchase Price Adjustment” has the meaning set forth in Section 2.12(a) of this Agreement.

ARTICLE II

THE CONTRIBUTIONS, PURCHASES AND SALES

On the Closing Date, the Parties agree that the following transactions shall be completed in the order set forth below.

Section 2.1 Purchase and Sale of 30% Interest in Seadrill Leo and Seadrill Ghana. Seadrill shall sell and transfer to the Company, and the Company shall purchase from Seadrill, a 30% ownership interest in each of Seadrill Leo and Seadrill Ghana, in exchange for $229.35 million in cash (the “West Leo Purchase Price”).

Section 2.2 Contribution of 70% Interest in Seadrill Leo and Seadrill Ghana. Seadrill shall contribute to Seadrill Operating a 70% ownership interest in each of Seadrill Leo and Seadrill Ghana, and Seadrill Operating shall accept such ownership interests.

Section 2.3 Contribution of 30% Interest in Seadrill Leo and Seadrill Ghana. The Company shall contribute to Seadrill Operating a 30% ownership interest in each of Seadrill Leo and Seadrill Ghana, and Seadrill Operating shall accept such ownership interests.

Section 2.4 Issuance of Seadrill Capricorn Holdings Units in Exchange for Cash. Seadrill Capricorn Holdings shall issue to the Company units representing limited liability company interests in Seadrill Capricorn Holdings in exchange for $14.79 million in cash, and Seadrill Capricorn Holdings shall issue to Seadrill units representing limited liability company interests in exchange for $14.21 million in cash.

Section 2.5 Purchase and Sale of 100% Interest in Seadrill Gulf Sirius. Seadrill Americas shall sell and transfer to Seadrill Capricorn Holdings, and Seadrill Capricorn Holdings shall purchase from Seadrill Americas, 100% of the outstanding membership interests in Seadrill Gulf Sirius in exchange for $29.0 million in cash.

Section 2.6 Purchase and Sale of 36.0809% Interest in Seadrill Hungary. Seadrill shall sell and transfer to the Company, and the Company shall purchase from Seadrill, a 36.0809% ownership interest in Seadrill Hungary, in exchange for $213.56 million in cash and the issuance by the Company to Seadrill of the Company Note (the “West Sirius Purchase Price”).

Section 2.7 Contribution of 34.6660% Interest in Seadrill Hungary. Seadrill shall contribute to Seadrill Capricorn Holdings a 34.6660% ownership interest in Seadrill Hungary, in exchange for units in Seadrill Capricorn Holdings.

Section 2.8 Contribution of 36.0809% Interest in Seadrill Hungary. The Company shall contribute to Seadrill Capricorn Holdings a 36.0809% ownership interest in Seadrill Hungary, in exchange for units in Seadrill Capricorn Holdings.

Section 2.9 Issuance of Units by Seadrill Capricorn Holdings. In exchange for the contributions in Section 2.4 and Section 2.8, Seadrill Capricorn Holdings shall issue 5,100 units to the Company. In exchange for the contributions in Section 2.4 and Section 2.7, Seadrill Capricorn Holdings shall issue 4,900 units to Seadrill.

Section 2.10 Purchase and Sale of 29.2531% Interest in Seadrill Hungary. Seadrill shall sell and transfer to Seadrill Capricorn Holdings, and Seadrill Capricorn Holdings shall purchase from Seadrill, the remaining 29.2531% ownership interest in Seadrill Hungary in exchange for the issuance by Seadrill Capricorn Holdings to Seadrill of the Capricorn Note (the “Seadrill Hungary Purchase Price”).

Section 2.11 Closing. On the terms and subject to the conditions of this Agreement, the sales and purchases and contributions set forth in Section 2.1 through Section 2.10 shall take place within 30 days of after the date hereof, or on such other date as may be agreed upon by the Parties (the “Closing Date”).

Section 2.12 Purchase Price Adjustments.

(a) The West Leo Purchase Price shall be increased or decreased by an amount equal to the amount that all net working capital (excluding inventory and debt) reflected on the books and records as of the Closing Date of Seadrill Leo and Seadrill Ghana either exceeds or is less than $5,000,000 (the “West Leo Purchase Price Adjustment”). The West Sirius Purchase Price shall be increased or decreased by an amount equal to the amount that all net working capital (excluding inventory and debt) reflected on the books and records of Seadrill Hungary and Seadrill Gulf Sirius either exceeds or is less than $5,000,000 (the “West Sirius Purchase Price Adjustment”).

(b) Within 30 days following the Closing Date, Seadrill and the Company shall agree on the amount of the Purchase Price Adjustments pursuant to Section 2.12(a), and Seadrill and the Company shall make settlement of the Purchase Price Adjustments within 30 days thereafter.

Section 2.13 Satisfaction of Intercompany Receivables. Seadrill hereby agrees that, at or prior to Closing, Seadrill shall arrange for the extinguishment of the obligations of Seadrill Leo, Seadrill Ghana, Seadrill Gulf Sirius and Seadrill Hungary, by settlement or any other manner in Seadrill’s sole discretion, in relation to all amounts payable to Seadrill and its subsidiaries by Seadrill Leo, Seadrill Ghana, Seadrill Gulf Sirius and Seadrill Hungary (other than the intercompany loan agreements described in Section 8.1(c)).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SEADRILL

Section 3.1 Representations and Warranties. Seadrill hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as to itself and as to Seadrill Americas, each of the Transferred Subsidiaries and each of the Rigs, as the case may, be that:

(a) Each of Seadrill, Seadrill Americas and the Transferred Subsidiaries has been duly formed or incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation and has all requisite power and authority to operate its assets and conduct its business as it is now being conducted and, in the case of Seadrill, as described in its 1934 Act Filings. No Insolvency Event has occurred with respect to Seadrill, Seadrill Americas or the Transferred Subsidiaries and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event;

(b) Each of Seadrill and Seadrill Americas has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Seadrill and Seadrill Americas and the execution and delivery of all documents, instruments and agreements required to be executed and delivered by Seadrill, Seadrill Americas and each of the Transferred Subsidiaries pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on the part of Seadrill, Seadrill Americas and each of the Transferred Subsidiaries party hereto or thereto, and this Agreement has been duly executed and delivered by Seadrill and Seadrill Americas and constitutes a legal, valid and binding obligation of Seadrill and Seadrill Americas, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(c) The execution, delivery and performance by Seadrill, Seadrill Americas and each of the Transferred Subsidiaries, as applicable, of this Agreement and the transactions contemplated hereunder will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) Seadrill’s, Seadrill Americas’ or the Transferred Subsidiaries’ articles of association, articles of incorporation or bylaws or certificate of formation or limited liability company agreement or other organizational documents; (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which Seadrill, Seadrill Americas or any of the Transferred Subsidiaries is a party or is subject or by which any of Seadrill’s, Seadrill Americas’ or any of the Transferred Subsidiaries’ assets or properties may be bound; (iii) any applicable laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court (“Laws”); or (iv) any Drilling Contract to which any of the Transferred Subsidiaries or Seadrill Americas is a party or any material provision of any material contract to which Seadrill, Seadrill Americas or any of the Transferred Subsidiaries is a party or by which the assets of Seadrill, Seadrill Americas or any of the Transferred Subsidiaries are bound;

(d) Except as have already been obtained or that will be obtained in the ordinary course of business, no consent, permit, approval or authorization of, notice or declaration to or filing with any Governmental Authority or any other person, including those related to any Environmental Laws or regulations, is required in connection with the execution and delivery by Seadrill and Seadrill Americas of this Agreement or the consummation by Seadrill, Seadrill Americas and each of the Transferred Subsidiaries of the transactions contemplated hereunder, and any consents required for the transfer or assignment of the Drilling Contracts have been duly obtained;

(e) As of the date hereof, (i) Seadrill owns, directly or indirectly, all of the outstanding equity interests of Seadrill Ghana and each of the Rig Owning Subsidiaries and has good and marketable title thereto, free and clear of any and all Encumbrances, other than those arising under the Rig Financing Agreements and (ii) Seadrill Americas owns all of the outstanding equity interests of Seadrill Gulf Sirius and has good and marketable title thereto free and clear of any and all Encumbrances;

(f) All of the issued and outstanding equity interests of each Transferred Subsidiary have been duly authorized and are validly issued in accordance with the articles of association, articles of incorporation or bylaws or certificate of formation or limited liability company agreement or other organizational documents of such Transferred Subsidiary and are fully paid and non-assessable;

(g) There are not outstanding (i) any options, warrants or other rights to purchase any equity interests any Transferred Subsidiary, (ii) any securities convertible into or exchangeable for equity interests of any Transferred Subsidiary, or (iii) any other commitments of any kind for the issuance of equity interests of any Transferred Subsidiary or options, warrants or other securities of any Transferred Subsidiary;

(h) There is no outstanding agreement, contract, option, commitment or other right or understanding in favor of, or held by, any person other than the Company to acquire any assets of the Transferred Subsidiaries;

(i) Correct and complete copies of the organizational documents of each Transferred Subsidiary (as amended to the date of this Agreement) and each Drilling Contract have been made available to the Company, and no amendments will be made to any such organizational documents prior to the Closing Date without the prior written consent of the Company (such consent not to be unreasonably withheld);

(j) Correct and complete copies of the Rig Financing Agreements have been made available to the Company. Each Rig Financing Agreement is a valid and binding agreement of the Transferred Subsidiaries party thereto, enforceable against each such Transferred Subsidiary in accordance with its terms and, to the knowledge of Seadrill, each of the Rig Financing Agreements is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(k) The West Leo Drilling Contract is a valid and binding agreement of Seadrill Ghana and is enforceable against Seadrill Ghana in accordance with its terms and, to the knowledge of Seadrill, the West Leo Drilling Contract is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(l) Seadrill Ghana has fulfilled all material obligations required pursuant to the West Leo Drilling Contract to have been performed by it prior to the date of this Agreement and has not waived any material rights thereunder; and no material default or breach exists in respect thereof on its part or, to Seadrill’s knowledge, any of the other parties thereto and, to Seadrill’s knowledge, no event has occurred which, after giving of notice or the lapse of time, or both, would constitute such a material default or breach;

(m) The West Sirius Drilling Contract is a valid and binding agreement of Seadrill Americas and is enforceable against Seadrill Americas in accordance with its terms and, to the knowledge of Seadrill, the West Sirius Drilling Contract is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(n) The West Sirius Bareboat Charter is a valid and binding agreement of Seadrill Americas and Seadrill Hungary and is enforceable against Seadrill Americas and Seadrill Hungary in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(o) The 2014 West Sirius Drilling Contract is a valid and binding agreement of Seadrill Americas and is enforceable against Seadrill Americas in accordance with its terms and, to the knowledge of Seadrill, the 2012 West Sirius Drilling Contract is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(p) Seadrill Americas has fulfilled all material obligations required pursuant to the West Sirius Drilling Contract and the 2014 West Sirius Drilling Contract to have been performed by it prior to the date of this Agreement and has not waived any material rights thereunder; and no material default or breach exists in respect thereof on its part or, to Seadrill’s knowledge, any of the other parties thereto and, to Seadrill’s knowledge, no event has occurred which, after giving of notice or the lapse of time, or both, would constitute such a material default or breach;

(q) Except for such liabilities, debts obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of drilling rigs of the same type as the Rigs in the ordinary course of business, there are no liabilities, debts or obligations of, encumbrances, defects or restrictions of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation) with respect to, or claims against the Transferred Subsidiaries or any of the assets owned by the Transferred Subsidiaries, including the Rigs, other than those arising under or in connection with Rig Financing Agreements or the Drilling Contracts;

(r) Seadrill has disclosed to the Company all material information on, and about, each of the Transferred Subsidiaries and each of the Rigs and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from any materials provided by Seadrill to the Company in connection with the transactions contemplated by this Agreement that would render such information untrue or misleading;

(s) Seadrill has disclosed to the Company all material contracts and agreements, written or oral, to which any of the Transferred Subsidiaries is a party or by which any of their assets are bound, including the Drilling Contracts and West Leo Credit Facility and the West Sirius Credit Facility (the “Transferred Subsidiary Contracts”);

(t) Each of the Transferred Subsidiary Contracts is a valid and binding agreement of the Transferred Subsidiaries party thereto, or Seadrill Americas, as applicable, enforceable against such Transferred Subsidiary or Seadrill Americas, as applicable, in accordance with its terms, and to the knowledge of Seadrill, each of the Transferred Subsidiary Contracts is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with their terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(u) Each of the Transferred Subsidiaries or Seadrill Americas, as applicable, has fulfilled all material obligations required pursuant to the Transferred Subsidiary Contracts to which it is a party to have been performed by it prior to the date hereof and has not waived any material rights thereunder;

(v) There has not occurred any material default on the part of any Transferred Subsidiary or Seadrill Americas under any Transferred Subsidiary Contracts to which it is a party, or to the knowledge of Seadrill, on the part of any other party thereto, nor has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any Transferred Subsidiary or Seadrill Americas under any of the Transferred Subsidiary Contracts to which it is a party nor, to the knowledge of Seadrill, has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Transferred Subsidiary Contracts;

(w) Seadrill Leo now has, and at the Closing Date will have, good and marketable title to the West Leo and its equipment, free and clear of any and all Encumbrances, other than any intercompany payables that will be extinguished pursuant to Section 2.13 of this Agreement and those arising under the West Leo Credit Facility and permitted encumbrances under the West Leo Credit Facility. As of the date hereof, there is $485.5 million of borrowings outstanding under the West Leo Credit Facility attributable to the West Leo;

(x) Seadrill Hungary now has, and at the Closing Date will have, good and marketable title to the West Sirius and its equipment, free and clear of any and all Encumbrances, other than any intercompany payables that will be extinguished pursuant to Section 2.13 of this Agreement and and those arising under the West Sirius Credit Facility and permitted encumbrances under the West Sirius Credit Facility. As of the date hereof, there is $220.1 million of borrowings outstanding under the West Sirius Credit Facility attributable to the West Sirius;

(y) There is no action, suit or proceeding to which any of the Transferred Subsidiaries is a party (either as a plaintiff or defendant), or to which any of the Rigs is subject, pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against any of the Transferred Subsidiaries or Seadrill Americas or any of the Rigs; and, to the best knowledge of Seadrill, there is no basis for any such action, suit or proceeding;

(z) None of the Transferred Subsidiaries or Seadrill Americas has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with its business, assets or properties;

(aa) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring any of the Transferred Subsidiaries or Seadrill Americas to take any action of any kind with respect to their respective business, assets or properties;

(bb) None of the Transferred Subsidiaries will be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of such Transferred Subsidiary or any spouse, child, or other relative or any affiliate thereof, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to such Transferred Subsidiary;

(cc) Seadrill will cause each of Seadrill Leo and Seadrill Hungary to timely elect to be classified for U.S. federal income tax purposes as an entity disregarded as separate from its owner on a properly-completed Form 8832 filed with the Internal Revenue Service. These elections for Seadrill Leo and Seadrill Hungary have been or will be made with an effective date prior to the transactions described in Sections 2.1 and 2.6, respectively. Once these elections have been made, none of Seadrill, Seadrill Leo or Seadrill Hungary will take any action to change the U.S. federal income tax classification of Seadrill Leo or Seadrill Hungary from an entity disregarded as separate from its owner;

(dd) None of the Transferred Subsidiaries have any employees. All crew members with respect to the Rigs are provided directly or indirectly by subsidiaries of Seadrill pursuant to services agreements with the Transferred Subsidiaries;

(ee) A list of the insurance policies relating to the Rigs are set forth on Schedule A hereto, each of which is in full force and effect and, to the knowledge of Seadrill, not subject to being voided or terminated for any reason;

(ff) Each Rig (i) is adequate and suitable for use by the applicable Transferred Subsidiary in such Transferred Subsidiary’s business as presently conducted by it in all material respects, ordinary wear and tear excepted; (ii) is in good running order and repair; (iii) is in compliance with applicable laws and regulations; (iv) is duly registered under the flag set forth opposite such Rig’s name on Schedule B hereto; (v) is in compliance in all material respects with the requirements of its present class and classification society as set forth opposite such Rig’s name on Schedule B hereto and has the highest classification rating; (vi) has class certificates that are clean and valid and free of recommendations or notations as to class or other requirement of the relevant classification society; and (vii) has been maintained in a proper and efficient manner in accordance with internationally accepted standards for good rig maintenance, is in good operating order, condition and repair and is seaworthy and all repairs made to each Rig since its delivery from the shipyard and all known scheduled repairs due to be made and all known deficiencies have been disclosed to the Company;

(gg) Neither of the Rigs is (i) under arrest or otherwise detained; (ii) other than in the ordinary course of business, in the possession of any Person (other than each Rig’s master and crew); or (iii) subject to a possessory lien;

(hh) No blacklisting or boycotting of any type has been applied or currently exists against, or in respect of, either of the Rigs; and

(ii) There are not outstanding any options or other rights to purchase any of the Rigs.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1 Representations and Warranties. The Company hereby represents and warrants to Seadrill as of the date hereof and as of the Closing Date:

(a) The Company has been duly formed and is validly existing and in good standing under the laws of the Republic of the Marshall Islands and has all requisite limited liability company power and authority to own and operate its assets and conduct its business as described in its 1934 Act Filings. No Insolvency Event has occurred with respect to the Company and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event;

(b) The Company has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by the Company pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(c) The execution, delivery and performance by the Company of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its limited liability company agreement; (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it is a party or is subject or by which any of its assets or properties may be bound, including the Financing Agreements; or (iii) any applicable Laws; and

(d) Except as have already been obtained or that will be obtained in the ordinary course of business, no consent, permit, approval or authorization of, notice or declaration to or filing with any governmental authority or any other person, including those related to any Environmental Laws or regulations, is required in connection with the execution and delivery by the Company of this Agreement or the consummation by it of the transactions contemplated hereunder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SEADRILL OPERATING

Section 5.1 Representations and Warranties. Seadrill Operating hereby represents and warrants to Seadrill and the Company as of the date hereof and as of the Closing Date that:

(a) Seadrill Operating has been duly formed and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite limited partnership power and authority to operate its assets and conduct its business as it is now being conducted. No Insolvency Event has occurred with respect to Seadrill Operating and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event;

(b) Seadrill Operating has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Seadrill Operating pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part or on its behalf, and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(c) The execution, delivery and performance by Seadrill Operating of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its limited partnership agreement; (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it is a party or is subject or by which any of its assets or properties may be bound, including the Financing Agreements; or (iii) any applicable Laws; and

(d) Except as have already been obtained or that will be obtained in the ordinary course of business, no consent, permit, approval or authorization of, notice or declaration to or filing with any governmental authority or any other person, including those related to any Environmental Laws or regulations, is required in connection with the execution and delivery by Seadrill Operating of this Agreement or the consummation by it of the transactions contemplated hereunder.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SEADRILL CAPRICORN HOLDINGS

Section 6.1 Representations and Warranties. Seadrill Capricorn Holdings hereby represents and warrants to Seadrill and the Company as of the date hereof and as of the Closing Date that:

(a) Seadrill Capricorn Holdings has been duly formed and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite limited liability company power and authority to operate its assets and conduct its business as it is now being conducted. No Insolvency Event has occurred with respect to Seadrill Capricorn Holdings and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event;

(b) Seadrill Capricorn Holdings has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Seadrill Capricorn Holdings pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(c) The execution, delivery and performance by Seadrill Capricorn Holdings of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its limited liability company agreement; (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it is a party or is subject or by which any of its assets or properties may be bound, including the Financing Agreements; or (iii) any applicable Laws;

(d) Except as have already been obtained or that will be obtained in the ordinary course of business, no consent, permit, approval or authorization of, notice or declaration to or filing with any governmental authority or any other person, including those related to any Environmental Laws or regulations, is required in connection with the execution and delivery by Seadrill Capricorn Holdings of this Agreement or the consummation by it of the transactions contemplated hereunder; and

(e) On the Closing Date, the 10,000 units of Seadrill Capricorn Holdings to be issued to Seadrill and the Company pursuant to Section 2.9 will be duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of Seadrill Capricorn Holdings, dated as of October 18, 2012 (the “Seadrill Capricorn Holdings Operating Agreement”) and will be fully paid (to the extent required under the Seadrill Capricorn Holdings Operating Agreement) and nonassessable (except as such assessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act, and except as otherwise may be provided in the Seadrill Capricorn Holdings Operating Agreement).

ARTICLE VII

PRE-CLOSING MATTERS

Section 7.1 Covenants of Seadrill Prior to the Closing Date. From the date of this Agreement to the Closing Date, Seadrill shall cause each of the Transferred Subsidiaries to conduct their business in the usual, regular and ordinary course in substantially the same manner as previously conducted. Seadrill shall not permit any of the Transferred Subsidiaries to enter into any material contracts or other material written or oral agreements prior to the Closing Date, other than such contracts and agreements as have been disclosed to the Company prior to the date of this Agreement, without the prior consent of the Company (such consent not to be unreasonably withheld). In addition, Seadrill shall not permit any of the Transferred Subsidiaries to take any action that would result in any of the conditions to the contributions, purchases, sales and equity issuances set forth in Article II not being satisfied. Furthermore, Seadrill hereby agrees and covenants that it:

(a) shall cooperate with the Company and use its reasonable best efforts to obtain, at or prior to the Closing Date, any consents required in respect of the transfer of the rights and benefits under each of the Transferred Subsidiary Contracts as a result of the contributions, purchases, sales and equity issuances set forth in Article II of this Agreement;

(b) shall use its reasonable best efforts to take or cause to be taken promptly all actions and to do or cause to be done all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the Company in connection with the foregoing, including using all reasonable best efforts to obtain all necessary consents, approvals and authorizations from any governmental authority and each other Person that are required to consummate the transactions contemplated under this Agreement;

(c) shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the contributions, purchases, sales and equity issuances set forth in Article II and the execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby;

(d) shall not amend, alter or otherwise modify or permit any amendment, alteration or modification of any material provision of or terminate any of the Drilling Contracts or any other Transferred Subsidiary Contract prior to the Closing Date without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed;

(e) shall not exercise or permit any exercise of any rights or options contained in any of the Drilling Contracts, without the prior written consent of the Company, not to be unreasonably withheld or delayed;

(f) shall observe and perform in a timely manner, all of its covenants and obligations under the Transferred Subsidiary Contracts, if any, and in the case of a default by another party thereto, it shall forthwith advise the Company of such default and shall, if requested by the Company, enforce all of its rights under such Transferred Subsidiary Contracts, as applicable, in respect of such default;

(g) shall not cause or, to the extent reasonably within its control, permit any Encumbrances to attach to any of the Rigs other than in connection with the Rig Financing Agreements; and

(h) shall permit representatives of the Company to make, prior to the Closing Date, at the Company’s risk and expense, such searches, surveys, tests and inspections of the Rigs as the Company may deem desirable; provided, however, that such surveys, tests or inspections shall not damage the Rigs or interfere with the activities of Seadrill or the customer thereon and that the Company shall furnish to Seadrill with evidence that the Company has adequate liability insurance in full force and effect.

Section 7.2 Covenant of the Company Prior to the Closing Date. The Company hereby agrees and covenants that during the period of time after the date of the Agreement and prior to the Closing Date, the Company shall, in respect of the contributions, purchases, sales and equity issuances to be effected hereunder at the Closing Date, take, or cause to be taken, to the extent not already taken, all necessary limited liability company action, steps and proceedings to approve or authorize validly and effectively the contributions, purchases, sales and equity issuances and the execution, delivery and performance of this Agreement and any other agreements and documents contemplated hereby.

Section 7.3 Covenant of Seadrill Operating Prior to the Closing Date. Seadrill Operating hereby agrees and covenants that during the period of time after the date of the Agreement and prior to the Closing Date, Seadrill Operating shall, in respect of the contributions, purchases, sales and equity issuances to be effected hereunder at the Closing Date, take, or cause to be taken, to the extent not already taken, all necessary limited partnership action, steps and proceedings to approve or authorize validly and effectively the contributions, purchases, sales and equity issuances and the execution, delivery and performance of this Agreement and any other agreements and documents contemplated hereby.

Section 7.4 Covenant of Seadrill Capricorn Holdings Prior to the Closing Date. Seadrill Capricorn Holdings hereby agrees and covenants that during the period of time after the date of the Agreement and prior to the Closing Date, Seadrill Capricorn Holdings shall, in respect of the contributions, conveyances, assignments, assumptions, purchases, sales and equity issuances to be effected hereunder at the Closing Date, take, or cause to be taken, to the extent not already taken, all necessary limited liability company action, steps and proceedings to approve or authorize validly and effectively the contributions, purchases, sales and equity issuances and the execution, delivery and performance of this Agreement and any other agreements and documents contemplated hereby.

ARTICLE VIII

CONDITIONS OF CLOSING

Section 8.1 Conditions of the Parties. The obligation of the Parties to effect the contributions, purchases, sales and equity issuances set forth in Article II of this Agreement is subject to the satisfaction (or waiver by each of the Parties) on or prior to the Closing Date of the following conditions:

(a) Seadrill and the Transferred Subsidiaries, as applicable, shall have received any and all written consents, permits, approvals or authorizations of any Governmental Authority or any other Person (including with respect to the Transferred Subsidiary Contracts and the Financing Agreements) and shall have made any and all notices or declarations to or filing with any Governmental Authority or any other Person, including those related to any Environmental Laws or regulations, required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder;

(b) No legal or regulatory action or proceeding shall be pending or threatened by any governmental authority to enjoin, restrict or prohibit the transactions contemplated hereunder;

(c) Seadrill and the Rig Owning Subsidiaries shall have entered into the intercompany loan agreements relating to the Rigs substantially in the form set forth on Exhibit I hereto;

(d) Seadrill Ghana, Seadrill Leo, Seadrill, Tullow Ghana Limited and Tullow Côte d’ Ivoire Exploration Limited shall have entered into the West Leo Novation Agreement;

(e) BP, Seadrill, Seadrill Americas and Seadrill Gulf Sirius shall have entered into the West Sirius Drilling Contract Assignment Agreement;

(f) Seadrill Americas and Seadrill Gulf Sirius shall have entered into the West Sirius Bareboat Assignment Agreement;

(g) BP, Seadrill, Seadrill Americas and Seadrill Gulf Sirius shall have entered into the 2014 West Sirius Drilling Contract Assignment Agreement;

(h) Seadrill Gulf Sirius and Seadrill Americas shall have entered into an Advisory, Technical and Administrative Services Agreement in a form satisfactory to the parties thereto;

(i) Seadrill Ghana and Seadrill Management AME Ltd., a Bermuda company, shall have entered into an Advisory, Technical and Administrative Services Agreement in a form satisfactory to the parties thereto; and

(j) The Company and Seadrill Capricorn Holdings shall have obtained funds in order to consummate the transactions contemplated hereunder.

Section 8.2 Conditions of Seadrill and Seadrill Americas. The obligations of Seadrill and Seadrill Americas to effect the contributions, purchases and sales set forth in Article II of this Agreement are subject to the satisfaction (or waiver by each of Seadrill and Seadrill Americas) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of each of the Company, Seadrill Operating and Seadrill Capricorn Holdings made in this Agreement shall be true and correct in all material respects as of the Closing Date as though made at Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b) Each of the Company, Seadrill Operating and Seadrill Capricorn Holdings shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them by the Closing Date; and

(c) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to Seadrill and Seadrill Americas and their counsel, and Seadrill and Seadrill Americas shall have received copies of all such documents and other evidence as they may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

Section 8.3 Conditions of the Company, Seadrill Operating and Seadrill Capricorn Holdings. The obligations of the Company, Seadrill Operating and Seadrill Capricorn Holdings to effect the contributions, purchases, sales and equity issuances set forth in Article II of this Agreement is subject to the satisfaction (or waiver by each of the Company, Seadrill Operating and Seadrill Capricorn Holdings) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of Seadrill as to itself and as to Seadrill Americas, Seadrill Gulf Sirius, each of the Transferred Subsidiaries and each of the Rigs in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b) Each of Seadrill, Seadrill Americas and the Transferred Subsidiaries shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them;

(c) The results of the searches, surveys, tests and inspections of the Rigs referred to in Section 7.1(h) of this Agreement are reasonably satisfactory to the Company; and

(d) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Company, Seadrill Operating and Seadrill Capricorn Holdings and their counsel, and the Company, Seadrill Operating and Seadrill Capricorn Holdings shall have received copies of all such documents and other evidence as they or their counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.1 Termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing Date:

(a) by mutual written consent of Seadrill, Seadrill Americas, the Company, Seadrill Operating and Seadrill Capricorn Holdings;

(b) by Seadrill and Seadrill Americas if any of the conditions set forth in Section 8.2 of this Agreement shall have become incapable of fulfillment, and shall not have been waived by Seadrill and Seadrill Americas; or

(c) by the Company, Seadrill Operating and Seadrill Capricorn Holdings if any of the conditions set forth in Section 8.3 shall have become incapable of fulfillment, and shall not have been waived by the Company, Seadrill Operating and Seadrill Capricorn Holdings;

provided, however, that the Parties seeking termination pursuant to clause (b) or (c) is not then in material breach of any of their representations, warranties, covenants or agreements contained in this Agreement.

Section 9.2 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each Party hereto. An instrument in writing by the Company, Seadrill Operating and Seadrill Capricorn Holdings, on the one hand, or Seadrill and Seadrill Americas, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification by Seadrill and Seadrill Americas. Subject to the provisions of Section 10.2, following the Closing Date, Seadrill and Seadrill Americas (the “Seadrill Indemnitors”) shall be liable for, and shall indemnify, defend and hold harmless the Company, Seadrill Operating and Seadrill Capricorn Holdings and their respective officers, directors, employees, agents and representatives (the “Company Indemnitees”) from and against:

(a) any Losses suffered or incurred by such Company Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of Seadrill or Seadrill Americas in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by Seadrill or Seadrill Americas;

(b) any Covered Environmental Losses relating to the Transferred Subsidiaries or the Rigs prior to or at the Closing Date (the “Covered Assets”) to the extent that Seadrill and Seadrill Americas are notified by the Company, Seadrill Operating and Seadrill Capricorn Holdings of any such Covered Environmental Losses within five (5) years after the Closing Date;

(c) any Losses (other than Covered Environmental Losses) suffered or incurred by such Company Indemnitees in relation to the Rigs for periods prior to the Closing;

(d) all federal, state, foreign and local income tax liabilities attributable to the operation of the Covered Assets prior to the Closing Date, including any such income tax liabilities of Seadrill and Seadrill Americas that may result from the consummation of the transactions contemplated by this Agreement, but excluding any federal, state, foreign and local income taxes reserved on the books of the Transferred Subsidiaries on the Closing Date; and

(e) any fees, expenses or other payments incurred or owed by Seadrill or Seadrill Americas to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement.

Section 10.2 Limitations Regarding Indemnification.

(a) The aggregate liability of Seadrill and Seadrill Americas under Section 10.1 shall not exceed $800.0 million.

(b) All obligations of any party to indemnify, hold harmless pursuant to this Agreement, shall apply irrespective of cause and notwithstanding the negligence (whether sole, concurrent, joint, active or passive) or breach of duty (whether statutory, contractual or otherwise), gross negligence or willful misconduct, or the unseaworthiness of any vessel or unairworthiness of any aircraft or is the result of any pre-existing condition, of the indemnified Party or any other entity or party; provided, however, that the following claims and all obligations to pay such claims shall be excluded from the obligations to indemnify and hold harmless hereunder: (i) fines and penalties imposed on any indemnitee up to the amount of $10 million; (ii) punitive damages up to the amount of $10 million; and (iii) any and all damages cause by a party’s gross negligence or willful misconduct up to the amount of $10 million.

Section 10.3 Indemnification by the Company, Seadrill Operating and Seadrill Capricorn Holdings. Following the Closing Date, the Company, Seadrill Operating and Seadrill Capricorn Holdings (the “Company Indemnitors”) shall be liable for, and shall indemnify, defend and hold harmless Seadrill and Seadrill Americas and their respective officers, directors, employees, agents and representatives (the “Seadrill Indemnitees”) from and against any Losses, suffered or incurred by such Seadrill Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Company, Seadrill Operating or Seadrill Capricorn Holdings in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Company, Seadrill Operating or Seadrill Capricorn Holdings or, to the extent such losses occur after the Closing Date, any Losses arising out of the West Sirius Drilling Contracts, the West Leo Drilling Contract, or any violation or correction of violation of Environmental Laws with regard to the ownership or operation by Company, Seadrill Operating, Seadrill Capricorn Holdings or the Rig Owning Subsidiaries of the Covered Assets.

ARTICLE XI

FURTHER ASSURANCES

Section 11.1 Further Assurances. From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) to more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) to more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 11.2 Power of Attorney.

(a) Each of the Company, Seadrill Operating and Seadrill Capricorn hereby constitutes and appoints Georgina Sousa (the “Company Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of each of the Company, Seadrill Operating and Seadrill Capricorn and their successors and assigns, and for the benefit of the Company Attorney-in-Fact to demand and receive from time to time the interests contributed, conveyed, purchased, sold or issued pursuant to this Agreement (or intended so to be) and to execute in the name of the Company, Seadrill Operating, Seadrill Capricorn and Seadrill Sirius and their successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the Company, Seadrill Operating, Seadrill Capricorn and Seadrill Sirius for the benefit of the Company Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Company Attorney-in-Fact may deem proper in order to (i) collect, assert or enforce any claims, rights or titles of any kind in and to the interests contributed, conveyed, assigned, assumed, purchase, sold or issued pursuant to this Agreement, (ii) defend and compromise any and all actions, suits or proceedings in respect of any of the interests contributed, conveyed, assigned, assumed, purchase, sold or issued pursuant to this Agreement (or intended so to be), and (iii) do any and all such acts and things in furtherance of this Agreement as the Company Attorney-in-Fact shall deem advisable. Each of the Company, Seadrill Operating, Seadrill Capricorn and Seadrill Sirius hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Company, Seadrill Operating, Seadrill Capricorn and Seadrill Sirius or their successors or assigns or by operation of law.

(b) Each of Seadrill and Seadrill Americas hereby constitutes and appoints Georgina Sousa (the “Seadrill Attorney-in-Fact”) as its true and lawful attorney in fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Seadrill and Seadrill Americas and their successors and assigns, and for the benefit of the Seadrill Attorney-in-Fact to demand and receive from time to time the interests contributed, conveyed, purchased, sold or issued pursuant to this Agreement (or intended so to be) and to execute in the name of Seadrill and Seadrill Americas and their successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Seadrill and Seadrill Americas for the benefit of the Seadrill Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Seadrill Attorney-in-Fact may deem proper in order to (i) collect, assert or enforce any claims, rights or titles of any kind in and to the interests contributed, conveyed, assigned, assumed, purchase, sold or issued pursuant to this Agreement, (ii) defend and compromise any and all actions, suits or proceedings in respect of any of the interests contributed, conveyed, assigned, assumed, purchase, sold or issued pursuant to this Agreement, and (iii) do any and all such acts and things in furtherance of this Agreement as the Seadrill Attorney-in-Fact shall deem advisable. Each of Seadrill and Seadrill Americas hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Seadrill or Seadrill Americas or their successors or assigns or by operation of law.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Survival of Representations and Warranties. The representations and warranties of Seadrill as to itself and as to Seadrill Americas, each of the Transferred Subsidiaries and each of the Rigs contained in this Agreement and in or under any documents, instruments and agreements delivered pursuant to this Agreement, will survive the completion of the transactions contemplated hereby regardless of any independent investigations that the Company may make or cause to be made, or knowledge it may have, prior to the date of this Agreement and will continue in full force and effect for a period of one year from the date of this Agreement. At the end of such period, such representations and warranties will terminate, and no claim may be brought by the Company against Seadrill thereafter in respect of such representations and warranties, except for claims that have been asserted by the Company prior to the date of this Agreement.

Section 12.2 Headings; References, Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules attached hereto, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 12.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 12.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 12.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 12.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 12.8 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the interests referenced herein.

Section 12.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

SEADRILL LIMITED

By:	/s/ Rune Magnus Lundetræ
Name:	Rune Magnus Lundetræ
Title:	Authorized Person

SEADRILL PARTNERS LLC

By:	/s/ Graham Robjohns
Name:	Graham Robjohns
Title:	Chief Executive Officer

SEADRILL OPERATING LP

By:	Seadrill Operating GP LLC, its general partner

By:	/s/ Rune Magnus Lundetræ
Name:	Rune Magnus Lundetræ
Title:	President

SEADRILL CAPRICORN HOLDINGS LLC

By:	/s/ Robert Hingley-Wilson
Name:	Robert Hingley-Wilson
Title:	Director

SIGNATURE PAGE

TO

CONTRIBUTION, PURCHASE AND SALE AGREEMENT

SEADRILL AMERICAS INC.

By:	/s/ Rune Magnus Lundetræ
Name:	Rune Magnus Lundetræ
Title:	Authorized Person

SIGNATURE PAGE

TO

CONTRIBUTION, PURCHASE AND SALE AGREEMENT

EXHIBIT I

INTERCOMPANY LOAN AGREEMENTS

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LOAN AGREEMENT

This loan agreement (the “Agreement”) is entered into on this     th day of             , 20     by and between:

(1)	SEADRILL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Lender”);

(2)	SEADRILL LEO LTD. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Borrower”); and

(3)	SEADRILL OPERATING LP of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (“OPCO”)

(hereinafter collectively referred to as the “Parties” and, individually, as a “Party”).

BACKGROUND:

(A)	The Lender is, as of the date hereof, the owner of all of the shares in the Borrower (the “Shares”).

(B)	The Borrower is the owner of the drilling rig named “West Leo” (the “Rig”).

(C)	The Rig is financed under a USD 1,120,930,000 Senior Secured Credit Facility Agreement dated 31 January 2011 (as amended, the “Loan Agreement”) made between (1) the Lender, as borrower, (2) the Borrower and the other rig owners set forth on Schedule 2 thereto, as joint and several guarantors, (3) the banks and financial institutions set forth on Schedule 1 thereto, together with their assignees and transferees (the “Banks”), (4) Lloyds TSB Bank plc, as issuing bank, and (5) Lloyds TSB Bank plc, as facility agent, security agent, and mandated lead arranger (the “Agent”).

(D)	The Borrower has, as per Clause 20 of the Loan Agreement, guaranteed (the “Guarantee”) the obligations and liabilities of the Obligors (as defined in the Loan Agreement) under the Finance Documents (as defined in the Loan Agreement, hereinafter the “Finance Documents”) (the “Secured Obligations”).

(E)	The Borrower has further provided security for the Secured Obligations by way of (i) a first priority mortgage over the Rig, (ii) a first priority assignment of its earnings, charterparties and insurances and (iii) a first priority assignment of its earnings accounts (collectively, the “Security Documents”).

(F)	Seadrill Partners LLC (the “MLP”) owns thirty percent (30%) of the limited partnership interests in OPCO.

(G)	Pursuant to the following series of transactions (the “Restructuring”) provided for in the contribution, purchase and sale agreement (the “CSPA”) entered into among the Lender, OPCO, the MLP and certain other affiliates of the Lender, OPCO will become the owner of all of the Shares: (i) the Lender will sell to the MLP thirty percent (30%) of the Shares together with certain shares in an affiliate of the Borrower for an aggregate cash purchase price of USD 229.35 million, (ii) the MLP will contribute the Shares so purchased to OPCO, and (iii) the Lender will contribute the remaining 70% of the Shares that it owns to OPCO.

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(H)	The Lender has, as per the terms of the Loan Agreement, requested the consent of the Banks to the Restructuring and, in so doing, also requested that the terms of the Finance Documents be amended and supplemented to reflect the revised ownership structure of the Borrower, such amendments being set out in a side letter to the Loan Agreement (the “Side Letter”).

(I)	An additional change to the terms of the Loan Agreement and the Security Documents requested by the Parties to be reflected in the Side Letter is a limitation of the Borrower’s obligations under the Guarantee to such part of the principal outstanding under the Finance Documents as is attributable to the Rig together with a corresponding part of any and all interest, fees, costs and expenses payable by the Lender to the Banks and the Agent thereunder from time to time and a corresponding limitation in the amount secured by the Security Documents.

(J)	The Lender and the Agent (on behalf of the Banks) have, based on the aggregate market value of the drilling rigs securing the amount outstanding under the Loan Agreement as of [ ], agreed, in order to accommodate the request referred to in Recital (I), that the Borrower’s pro rata “share” of the obligations of the Lender and the other Obligors under the Loan Agreement is [ ]% (the “Rig’s Portion”).

(K)	Pursuant to the terms of the Side Letter, OPCO shall execute in favour of the Security Agent a replacement share charge in substantially the same form as the share charge previously executed by the Lender in respect of the shares in the Borrower (the “New Share Charge”).

(L)	References in this Agreement to the Loan Agreement, the Security Documents and/or the Finance Documents shall, unless otherwise specified, be to the Loan Agreement, the Security Documents and/or the Finance Documents as amended by the Side Letter and as subsequently amended from time to time.

(M)	USD 485.5 million of the amount currently outstanding under the Loan Agreement was drawn by the Lender and applied to finance the Rig (such outstanding amount, the “West Leo Principal”).

(N)	The West Leo Principal is outstanding to the Borrower as a shareholder loan (the “Shareholder Loan”).

NOW THEREFORE, it is hereby agreed as follows:-

1. THE LOAN

1.1	The Lender hereby confirms that the Shareholder Loan shall be outstanding as a long term shareholder loan to the Borrower on the terms set forth herein (the outstanding principal amount of which at any time shall be referred to as the “Loan” in the following).

1.2	The Parties agree that the Loan shall be considered as disbursed on [ ] (the “Loan Disbursement Date”).

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2. THE CONSIDERATION

2.1	The Borrower agrees, as consideration for the Loan, to:

(i)	continue to provide the Guarantee as security for the Secured Obligations on the terms set forth in Clause 3 below;

(ii)	continue to provide the security set forth in the Security Documents for the Secured Obligations on the terms set forth in Clause 4 below; and

(iii)	compensate the Lender as per the principles set forth in Clause 5 below.

2.2	Further, the Borrower agrees to become party to such further amendments to the Loan Agreement and the Security Documents as shall be required by the Lender to document the terms which shall apply to the amount outstanding thereunder following the completion of the Restructuring.

3. THE GUARANTEE

3.1	The Borrower undertakes to continue to provide the Guarantee on the terms currently in effect notwithstanding the completion of the Restructuring.

3.2	The Borrower’s continuation of the Guarantee following the completion of the Restructuring is subject to its obligations thereunder being limited to the Rig’s Portion of the amount from time to time outstanding under the Finance Documents. This limitation shall be reflected in the Side Letter.

3.3	The Lender undertakes to procure the release of the Borrower from its obligations under the Guarantee as and when all amounts outstanding under the Finance Documents have been repaid.

4. THE SECURITY

4.1	The Borrower undertakes to continue to provide the security set forth in the Security Documents on the terms currently in effect notwithstanding the completion of the Restructuring.

4.2	The Borrower’s continuation of the security set forth in the Security Documents following the completion of the Restructuring is subject to the amount secured thereby being limited to the Rig’s Portion of the amount from time to time outstanding under the Finance Documents. This limitation shall be documented as prescribed in the Side Letter in amendments to each of the Security Documents or, as the case may be, new security documents replacing the same.

4.3	The Lender procures that all of the security provided by the Borrower under the Security Documents or any new security documents to be provided by the Borrower

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shall be released (and the recordation of the security interest in favour of the Banks terminated) upon the repayment by the Lender of all amounts outstanding under the Finance Documents.

5. COMPENSATION

5.1	The Borrower shall, with effect from the Loan Disbursement Date, pay interest on the Loan at a rate of LIBOR (for three month interest periods) plus a margin of [3.25]% p.a.

Interest accrued shall be payable quarterly in arrears on demand from the Lender. If no demand is received, accrued interest shall be added to the Loan at the relevant interest payment date.

5.2	With effect from the date of transfer of the Shares to OPCO pursuant to the transactions provided for in the CSPA (the “Effective Date”), the obligation set forth in Clause 5.1 shall be substituted by an obligation to pay, on the due dates for payment therefor set forth in the Loan Agreement, such part of the accrued interest, fees, costs and expenses payable by the Lender pursuant to the Loan Agreement as corresponds to the West Leo Principal.

5.3	All such payments shall be made directly to the Agent (for the account of the Lender) at such dates and in such form as complies with the terms of the Loan Agreement.

The Lender shall keep the Borrower fully informed of the relevant payment dates and amounts as per the above.

The Borrower shall confirm to the Lender that each payment as aforesaid is made by providing the Lender with a copy of the relevant transfer documentation reflecting the amount paid and the date of payment.

6. REPAYMENT

6.1	Effective from the Loan Disbursement Date, the Borrower shall repay the Loan plus any accrued interest thereon on demand from the Lender.

Such demand shall be made in writing with no less than 90 days’ notice.

6.2	Effective from the Effective Date, the Borrower’s obligation as per Clause 6.1 shall be suspended and replaced by an obligation to pay such part of the instalments due from the Lender to the Banks under the Loan Agreement as corresponds to the West Leo Principal.

6.3	Such instalments shall be made directly to the Agent (for the account of the Lender) at such dates and in such form as complies with the provisions of the Loan Agreement.

The Lender shall keep the Borrower advised of each payment date for instalments under the Loan Agreement and the amount due as per the above.

The Borrower shall advise the Lender of all payments made as per the above.

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6.4	The Borrower shall, in the event:

(i)	an event of default (howsoever described) occurs under the Loan Agreement and the Agent, on this basis, accelerates the Lender’s payment obligations thereunder; or

(ii)	a mandatory prepayment obligation (as prepayment in part or in full) occurs under the Loan Agreement;

repay the Loan in full by making payment directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2.

6.5	The Borrower shall, upon 10 days’ written notice, be entitled to prepay the Loan in full, provided that a corresponding amount is due and payable as a voluntary prepayment by the Lender under the Loan Agreement.

Such prepayment shall be made directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2 above.

6.6	Any release of the Borrower from its obligations under the Guarantee and/or the Security Documents following prepayment as per Clause 6.4 or Clause 6.5 shall be subject to the prior written consent of the Banks to the same being done with such effect.

6.7	Any payments made by the Borrower hereunder to the Lender purporting to reduce the principal amount of the Loan shall, until the Borrower has been released from the Guarantee, not take effect (but be considered a short term, subordinated loan to the Lender) if made in any manner other than as described in Clauses 6.2 to 6.5 above.

7. PAYMENTS

7.1	The Borrower shall make all payments due hereunder to the Lender or, as the case may be, the Banks, free from all deductions, set-off, counterclaim or other deduction whatsoever save as may be required by applicable law.

7.2	If the Borrower is required by law to make a payment that is subject to the deduction or withholding of taxes, the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Banks and/or the Lender (as the case may be) receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

7.3	The Parties acknowledge that the Lender may decide to meet its obligations under the Loan Agreement by utilising other funds and revenue than such as will be due from the Borrower to the Lender hereunder. The Borrower shall, in such event, be immediately notified thereof, such notice specifying how the Loan (or any part thereof) shall be serviced and repaid in the alternative.

The Borrower acknowledges that such a decision by the Lender will not influence the Borrower’s obligations under the Guarantee or the Security Documents.

8. SECURITY

8.1	The obligations of the Borrower hereunder to Lender will not be secured by any mortgage, pledge or other security.

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9. STATUS OF THE LOAN

9.1	The Loan shall rank pari passu with all other ordinary debt of the Borrower, but shall be subordinated in all respects to, and rank after, the Borrower’s obligations under the Guarantee and the Security Documents.

10. DEFAULT

10.1	Each of the events or circumstances set out below constitutes an event of default (“Event of Default”):

(i)	the Borrower fails to pay any sum payable under this Agreement when due unless its failure to pay is caused by administrative or technical error and payment is made within three business days of the due date;

(ii)	the Borrower fails to comply with any of its obligations under this Agreement or any Finance Document;

(iii)	the Borrower becomes insolvent, is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(iv)	any corporate action, legal proceedings or other procedure or step is taken in relation to bankruptcy or insolvency proceedings in respect of the Borrower, the winding up or dissolution of the Borrower (save for the purposes of a solvent reorganization), the enforcement of security over any of the Borrower’s assets or any enforcement of any debts of the Borrower.

10.2	On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:

(i)	declare the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement to be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	exercise any or all of its rights, remedies and powers under this Agreement or otherwise.

11. MISCELLANEOUS

11.1	The Borrower acknowledges that its obligations to the Banks and the Agent under the Guarantee and the Security Documents will remain irrespective of the terms set forth herein and/or the Borrower’s compliance with the same.

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11.2	The express provisions in this Agreement shall be without prejudice to any other rights and remedies available to the Lender by law.

11.3	No failure or delay by the Lender in exercising any right under the terms of this Agreement shall act as a waiver hereof.

12. NEW SHARE CHARGE

12.1	As consideration for Lender agreeing to provide the Loan to the Borrower, OPCO agrees to provide the New Share Charge as security for the Secured Obligations.

12.2	The Lender undertakes to procure the release of OPCO from its obligations under the New Share Charge as and when all amounts outstanding under the Finance Documents have been repaid.

13. INDEMNITY

13.1	The Lender undertakes to indemnify and hold harmless each of the Borrower and OPCO against any liability incurred by them under the Guarantee, the Security Documents or the New Share Charge.

13.2	Subject to Clause 13.3, the Lender shall be entitled to set off any claim (by either of the Borrower or OPCO) for indemnification pursuant to Clause 13.1 against any claim it may have against either of the Borrower or OPCO, including but not limited to under this Agreement or the CSPA.

13.3	Any claims for indemnification pursuant to Clause 13.1 shall rank pari passu with all other ordinary debt of the Lender, but shall be subordinated in all respects to, and rank after, the Lender’s obligations under the Finance Documents.

14. GOVERNING LAW

14.1	This Agreement shall be governed by and construed in accordance with Norwegian law.

14.2	The Parties submit to the non-exclusive jurisdiction of the courts of Oslo, Norway in respect of any dispute arising out of this Agreement.

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For and on behalf of	For and on behalf of
SEADRILL LIMITED	SEADRILL LEO LTD.

Signature:	Signature:
Name in block letters:	Name in block letters:
Title:	Title:

For and on behalf of
SEADRILL OPERATING LP

Signature:
Name in block letters:
Title:

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LOAN AGREEMENT

This loan agreement (the “Agreement”) is entered into on this     th day of         , 20     by and between:

(1)	SEADRILL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Lender”);

(2)	SEADRILL HUNGARY KFT. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Borrower”); and

(3)	SEADRILL CAPRICORN HOLDINGS LLC of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (“OPCO”)

(hereinafter collectively referred to as the “Parties” and, individually, as a “Party”).

BACKGROUND:

(A)	The Lender is, as of the date hereof, the owner of all of the shares in the Borrower (the “Shares”).

(B)	The Borrower is the owner of the drilling rig named “West Sirius” (the “Rig”).

(C)	The Rig is financed under a USD 1,500,000,000 Amended and Restated Senior Secured Credit Facility Agreement dated 15 October 2012 (as amended, the “Loan Agreement”) made among (1) the Lender, as borrower, (2) the Borrower and the other rig owners, internal charterers, and other guarantors set forth on Schedule 2 thereto, as joint and several guarantors, (3) the banks and financial institutions set forth on Schedule 1 thereto, together with their assignees and transferees (the “Banks”), (4) the Norwegian Government represented by the Ministry of Trade and Industry, as the ECA Lender, (5) Nordea Bank Norge ASA, as the Agent (the “Agent”), and (6) the bookrunners, mandated lead arrangers and hedge counterparties named therein.

(D)	The Borrower has, as per Clause 20 of the Loan Agreement, guaranteed (the “Guarantee”) the obligations and liabilities of the Borrower (as defined in the Loan Agreement) under the Finance Documents (as defined in the Loan Agreement, hereinafter the “Finance Documents”) (the “Secured Obligations”).

(E)	The Borrower has further provided security for the Secured Obligations by way of (i) a first priority mortgage over the Rig, (ii) a first priority assignment of its earnings, charterparties and insurances and (iii) a first priority assignment of its earnings accounts (collectively, the “Security Documents”).

(F)	Seadrill Partners LLC (the “MLP”) owns 51% of the limited partnership interests in OPCO.

(G)

Pursuant to the following series of transactions (the “Restructuring”) provided for in the contribution, purchase and sale agreement (the “CSPA”) entered into among the Lender, OPCO, the MLP and certain other affiliates of the Lender, OPCO will become the owner of all of the Shares: (i) the Lender will sell 36.08099% of the Shares to the MLP for a

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purchase price consisting of a cash payment of USD 213.56 million and the issuance by the MLP to the Lender of a promissory discount note with an initial principal amount of USD 70.0 million, and the MLP will contribute the Shares so purchased to OPCO, (ii) the Lender will contribute 34.6660% of the Shares to OPCO, and (iii) the Lender will sell the remaining 29.2531% of the Shares to OPCO for a purchase price consisting of the issuance by OPCO to the Lender of a promissory discount note with an initial principal amount of USD 229.9 million.

(H)	The Lender has, as per the terms of the Loan Agreement, requested the consent of the Banks to the Restructuring and, in so doing, also requested that the terms of the Finance Documents be amended and supplemented to reflect the revised ownership structure of the Borrower, such amendments being set out in a side letter to the Loan Agreement (the “Side Letter”).

(I)	An additional change to the terms of the Loan Agreement and the Security Documents requested by the Parties to be reflected in the Side Letter is a limitation of the Borrower’s obligations under the Guarantee to such part of the principal outstanding under the Finance Documents as is attributable to the Rig together with a corresponding part of any and all interest, fees, costs and expenses payable by the Lender to the Banks and the Agent thereunder from time to time and a corresponding limitation in the amount secured by the Security Documents.

(J)	The Lender and the Agent (on behalf of the Banks) have, based on the aggregate market value of the drilling rigs securing the amount outstanding under the Loan Agreement as of [ ], agreed, in order to accommodate the request referred to in Recital (I), that the Borrower’s pro rata “share” of the obligations of the Lender and the other Obligors under the Loan Agreement is [ ]% (the “Rig’s Portion”).

(K)	Pursuant to the terms of the Side Letter, OPCO shall execute in favour of the Security Agent a replacement share charge in substantially the same form as the share charge previously executed by the Lender in respect of the shares in the Borrower (the “New Share Charge”).

(L)	References in this Agreement to the Loan Agreement, the Security Documents and/or the Finance Documents shall, unless otherwise specified, be to the Loan Agreement, the Security Documents and/or the Finance Documents as amended by the Side Letter and as subsequently amended from time to time.

(M)	USD 220.1 million of the amount currently outstanding under the Loan Agreement was drawn by the Lender and applied to finance the Rig (such outstanding amount, the “West Sirius Principal”).

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NOW THEREFORE, it is hereby agreed as follows:-

1. THE LOAN

1.1	The Borrower hereby confirms and acknowledges its ongoing obligations with respect to the West Sirius Principal (which amount at any time shall hereinafter be referred to as the “Loan”).

1.2	The Parties agree that the Loan shall be considered as disbursed to the Borrower on [ ] (the “Loan Disbursement Date”).

2. THE CONSIDERATION

2.1	The Borrower agrees, in connection with and as consideration for, the Restructuring to:

(i)	continue to provide the Guarantee as security for the Secured Obligations on the terms set forth in Clause 3 below;

(ii)	continue to provide the security set forth in the Security Documents for the Secured Obligations on the terms set forth in Clause 4 below; and

(iii)	make payments as per the principles set forth in Clause 5 below.

2.2	Further, the Borrower agrees to become party to such further amendments to the Loan Agreement and the Security Documents as shall be required by the Lender to document the terms which shall apply to the amount outstanding thereunder following the completion of the Restructuring.

3. THE GUARANTEE

3.1	The Borrower undertakes to continue to provide the Guarantee on the terms currently in effect notwithstanding the completion of the Restructuring.

3.2	The Borrower’s continuation of the Guarantee following the completion of the Restructuring is subject to the Loan Documents being modified to make it express that its obligations thereunder are limited to the Rig’s Portion of the amount from time to time outstanding under the Finance Documents. This limitation shall be reflected in the Side Letter.

3.3	The Lender undertakes to procure the release of the Borrower from its obligations under the Guarantee as and when all amounts outstanding under the Finance Documents have been repaid.

4. THE SECURITY

4.1	The Borrower undertakes to continue to provide the security set forth in the Security Documents on the terms currently in effect notwithstanding the completion of the Restructuring.

4.2

The Borrower’s continuation of the security set forth in the Security Documents following the completion of the Restructuring is subject to the Loan Documents being modified to make it express that the amount secured thereby is

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limited to the Rig’s Portion of the amount from time to time outstanding under the Finance Documents. This limitation shall be documented as prescribed in the Side Letter in amendments to each of the Security Documents or, as the case may be, new security documents replacing the same.

4.3	The Lender procures that all of the security provided by the Borrower under the Security Documents or any new security documents to be provided by the Borrower shall be released (and the recordation of the security interest in favour of the Banks terminated) upon the repayment by the Lender of all amounts outstanding under the Finance Documents.

5. COMPENSATION

5.1	The Borrower shall, with effect from the Loan Disbursement Date, pay interest on the Loan at a rate of LIBOR (for three month interest periods) plus a margin of [3.25]% p.a.

Interest accrued shall be payable quarterly in arrears on demand from the Lender. If no demand is received, accrued interest shall be added to the Loan at the relevant interest payment date.

5.2	With effect from the date of transfer of the Shares to OPCO pursuant to the transactions provided for in the CSPA (the “Effective Date”), the obligation set forth in Clause 5.1 shall be substituted by an obligation to pay, on the due dates for payment therefor set forth in the Loan Agreement, such part of the accrued interest, fees, costs and expenses payable by the Lender pursuant to the Loan Agreement as corresponds to the West Sirius Principal.

5.3	All such payments shall be made directly to the Agent (for the account of the Lender) at such dates and in such form as complies with the terms of the Loan Agreement.

The Lender shall keep the Borrower fully informed of the relevant payment dates and amounts as per the above.

The Borrower shall confirm to the Lender that each payment as aforesaid is made by providing the Lender with a copy of the relevant transfer documentation reflecting the amount paid and the date of payment.

6. REPAYMENT

6.1	Effective from the Loan Disbursement Date, the Borrower shall repay the Loan plus any accrued interest thereon on demand from the Lender.

Such demand shall be made in writing with no less than 90 days’ notice.

6.2	Effective from the Effective Date, the Borrower’s obligation as per Clause 6.1 shall be suspended and replaced by an obligation to pay such part of the instalments due from the Lender to the Banks under the Loan Agreement as corresponds to the West Sirius Principal.

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6.3	Such instalments shall be made directly to the Agent (for the account of the Lender) at such dates and in such form as complies with the provisions of the Loan Agreement.

The Lender shall keep the Borrower advised of each payment date for instalments under the Loan Agreement and the amount due as per the above.

The Borrower shall advise the Lender of all payments made as per the above.

6.4	The Borrower shall, in the event:

(iii)	an event of default (howsoever described) occurs under the Loan Agreement and the Agent, on this basis, accelerates the Lender’s payment obligations thereunder; or

(iv)	a mandatory prepayment obligation (as prepayment in part or in full) occurs under the Loan Agreement;

repay the Loan in full by making payment directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2.

6.5	The Borrower shall, upon 10 days’ written notice, be entitled to prepay the Loan in full, provided that a corresponding amount is due and payable as a voluntary prepayment by the Lender under the Loan Agreement.

Such prepayment shall be made directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2 above.

6.6	Any release of the Borrower from its obligations under the Guarantee and/or the Security Documents following prepayment as per Clause 6.4 or Clause 6.5 shall be subject to the prior written consent of the Banks to the same being done with such effect.

6.7	Any payments made by the Borrower hereunder to the Lender purporting to reduce the principal amount of the Loan shall, until the Borrower has been released from the Guarantee, not take effect (but be considered a short term, subordinated loan to the Lender) if made in any manner other than as described in Clauses 6.2 to 6.5 above.

7. PAYMENTS

7.1	The Borrower shall make all payments due hereunder to the Lender or, as the case may be, the Banks, free from all deductions, set-off, counterclaim or other deduction whatsoever save as may be required by applicable law.

7.2	If the Borrower is required by law to make a payment that is subject to the deduction or withholding of taxes, the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Banks and/or the Lender (as the case may be) receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

7.3	The Parties acknowledge that the Lender may decide to meet its obligations under the Loan Agreement by utilising other funds and revenue than such as will be due from the

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Borrower to the Lender hereunder. The Borrower shall, in such event, be immediately notified thereof, such notice specifying how the Loan (or any part thereof) shall be serviced and repaid in the alternative.

The Borrower acknowledges that such a decision by the Lender will not influence the Borrower’s obligations under the Guarantee or the Security Documents.

8. SECURITY

8.1	The obligations of the Borrower hereunder to Lender will not be secured by any mortgage, pledge or other security.

9. STATUS OF THE LOAN

9.1	The Loan shall rank pari passu with all other ordinary debt of the Borrower, but shall be subordinated in all respects to, and rank after, the Borrower’s obligations under the Guarantee and the Security Documents.

10. DEFAULT

10.1	Each of the events or circumstances set out below constitutes an event of default (“Event of Default”):

(i)	the Borrower fails to pay any sum payable under this Agreement when due unless its failure to pay is caused by administrative or technical error and payment is made within three business days of the due date;

(ii)	the Borrower fails to comply with any of its obligations under this Agreement or any Finance Document;

(iii)	the Borrower becomes insolvent, is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(iv)	any corporate action, legal proceedings or other procedure or step is taken in relation to bankruptcy or insolvency proceedings in respect of the Borrower, the winding up or dissolution of the Borrower (save for the purposes of a solvent reorganization), the enforcement of security over any of the Borrower’s assets or any enforcement of any debts of the Borrower.

10.2	On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:

(i)	declare the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement to be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	exercise any or all of its rights, remedies and powers under this Agreement or otherwise.

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11. MISCELLANEOUS

11.1	The Borrower acknowledges that its obligations to the Banks and the Agent under the Guarantee and the Security Documents will remain irrespective of the terms set forth herein and/or the Borrower’s compliance with the same.

11.2	The express provisions in this Agreement shall be without prejudice to any other rights and remedies available to the Lender by law.

11.3	No failure or delay by the Lender in exercising any right under the terms of this Agreement shall act as a waiver hereof.

12. NEW SHARE CHARGE

12.1	As consideration for the Restructuring, OPCO agrees to provide the New Share Charge as security for the Secured Obligations.

12.2	The Lender undertakes to procure the release of OPCO from its obligations under the New Share Charge as and when all amounts outstanding under the Finance Documents have been repaid.

13. INDEMNITY

13.1	The Lender undertakes to indemnify and hold harmless each of the Borrower and OPCO against any liability incurred by them under the Guarantee, the Security Documents or the New Share Charge.

13.2	Subject to Clause 13.3, the Lender shall be entitled to set off any claim (by either of the Borrower or OPCO) for indemnification pursuant to Clause 13.1 against any claim it may have against either of the Borrower or OPCO, including but not limited to under this Agreement or the CSPA.

13.3	Any claims for indemnification pursuant to Clause 13.1 shall rank pari passu with all other ordinary debt of the Lender, but shall be subordinated in all respects to, and rank after, the Lender’s obligations under the Finance Documents.

14. GOVERNING LAW

14.1	This Agreement shall be governed by and construed in accordance with Norwegian law.

14.2	The Parties submit to the non-exclusive jurisdiction of the courts of Oslo, Norway in respect of any dispute arising out of this Agreement.

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For and on behalf of	For and on behalf of
SEADRILL LIMITED	SEADRILL HUNGARY KFT.

Signature:	Signature:
Name in block letters:	Name in block letters:
Title:	Title:

For and on behalf of
SEADRILL CAPRICORN HOLDINGS LLC

Signature:
Name in block letters:
Title:

EXHIBIT I TO

CONTRIBUTION, PURCHASE AND SALE AGREEMENT

EXHIBIT II

COMPANY NOTE

FORM OF PROMISSORY DISCOUNT NOTE

$72,614,500	[CLOSING DATE]

FOR VALUE RECEIVED, the undersigned, SEADRILL PARTNERS LLC, a Marshall Islands limited liability company (the “Issuer”), hereby promises to pay to SEADRILL LIMITED, a Bermuda company (the “Holder”), at the Payment Office (as defined below) the principal sum of $72,614,500 (the “Principal Amount”) on June 2, 2015 (the “Final Maturity Date”), in accordance with the terms and provisions hereinafter set forth.

The terms and provisions of this promissory discount note (this “Note”) are as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. The following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease Obligations” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Note, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Closing Date” shall have the meaning set forth in the Section 2.1 of this Note.

“CSPA” means the Contribution, Purchase and Sale Agreement, dated as of December 2, 2013 (the “CSPA”) providing for, among other things, the purchase by the Issuer from the Holder of the Purchased Equity.

“Default” means any of the events specified in Article V, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Interest Rate” shall mean LIBOR plus an additional 2% per annum.

“Dollars” and “$” shall mean the lawful currency of the United States of America.

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“Event of Default” shall mean any of the events specified in Article V, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excluded Taxes” shall mean, with respect to the Holder, taxes imposed on or measured by its overall net income, franchise taxes, and any branch profits or similar tax imposed on it by any jurisdiction.

“Final Maturity Date” shall have the meaning assigned to such term in the opening paragraph of this Note.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.

“Hedge Agreements” shall mean all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Issuer or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holder” shall have the meaning assigned to such term in the opening paragraph of this Note.

“Holder Indemnitee” shall mean Holder and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to Holder.

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“Indebtedness” shall mean of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or Holder under such agreement in the event of default are limited to repossession or sale of such property or assets), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any equity interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) all obligations of such Person in respect of Hedge Agreements.

“Issuer” shall have the meaning assigned to such term in the opening paragraph of this Note.

“Issuer Affiliate” shall mean the Issuer and each Subsidiary thereof.

“LIBOR” shall mean, with respect to the Loan, the three (3) month LIBOR rate published in the Wall Street Journal two (2) Business Days before, as applicable, the Final Maturity Date and each day occurring every three months after the Final Maturity Date.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities, operations or condition (financial or otherwise) of the Issuer and its Subsidiaries taken as a whole, (b) the ability of the Issuer to perform its obligations under this Note, or (c) the ability of the Holder to enforce this Note.

“Note” shall have the meaning assigned to such term in the second paragraph of this Note.

“Obligations” shall mean, with respect to the Issuer, the unpaid amounts in respect of this Note and all other obligations and liabilities of the Issuer to the Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Note.

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“Payment Office” shall mean the office of the Holder located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM08, Bermuda, or such other location as to which the Holder shall have given written notice to the Issuer.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Prepayment Date” shall have the meaning set forth in the Section 2.3 of this Note.

“Principal Amount” shall have the meaning assigned to such term in the opening paragraph of this Note.

“Purchased Equity” means a 36.0809% equity interest in Seadrill Hungary Kft., a Hungarian limited liability company.

“Subsidiary” shall mean as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, provided that “Taxes” shall not include Excluded Taxes.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Note shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note, and Section, Schedule and Exhibit references are to this Note unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) The term “Holder” shall include, without limitation, its successors.

Section 1.3 Accounting Terms and Principles. Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

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ARTICLE II

FINANCIAL TERMS OF THIS NOTE

Section 2.1 Issue. This Note is issued for an initial issue amount of 70,000,000 on the date hereof (the “Closing Date”) in partial satisfaction of the purchase price under the CSPA for the purchase by the Issuer from the Holder of the Purchased Equity.

Section 2.2 Payment on Final Maturity Date. On the Final Maturity Date, the Issuer shall pay this Note in full by paying the Principal Amount together with all other sums, if any, then owing or accrued under this Note. If any such amount is not paid on the Final Maturity Date, the amount not paid shall bear interest at a rate per annum equal to the Default Interest Rate accruing on a day to day basis until paid. All such default interest shall be payable on demand.

Section 2.3 Prepayment. The Issuer may, by giving not less than three (3) Business Day’s prior written notice to the Holder, prepay this Note on any date prior to the Final Maturity Date (such date, the “Prepayment Date”) by paying the Principal Amount together with all other sums, if any, then owing or accrued under this Note (with no account taken of the early prepayment). The foregoing shall not limit the freedom of the Issuer and the Holder to negotiate early prepayment of this Note for an amount less than the Principal Amount, taking into account prevailing market conditions at the time of the proposed early prepayment.

Section 2.4 Cancellation of Note Upon Full Payment. If this Note is fully paid or prepaid pursuant to this Section 2, it shall be immediately cancelled.

Section 2.5 Payments Generally (a) All payments by the Issuer to the Holder hereunder shall be made to the Holder at the Payment Office in immediately available funds without setoff or counterclaim. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day.

(b) All payments hereunder shall be made in Dollars. If any sum due from the Issuer under this Note or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (i) making or filing a claim or proof against the Issuer, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the Issuer shall indemnify and hold harmless the Holder from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Holder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The obligations to pay the amounts contemplated by this Section 2.5 shall be independent of and in addition to the other obligations of the Issuer hereunder.

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Section 2.6 Taxes. Any and all payments by the Issuer under this Note shall be made free and clear of and without deduction for any and all present or future Taxes. If any Taxes shall be required by law to be deducted from or in respect of any sum payable under this Note to the Holder, then the Issuer shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and the sum payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Taxes applicable to additional sums payable under this Section) the Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Holder to accept this Note, the Issuer represents and warrants to the Holder on the date hereof that:

Section 3.1 Corporate Existence; Compliance with Law. The Issuer and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the limited partnership, limited liability company, corporate or other power and authority, and the legal right, to own and operate its property and assets, to lease the property and assets it operates as lessee and to conduct the business in which it is currently engaged, and (c) is in compliance with all requirements of applicable law except, to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.2 Power; Authorization; Enforceable Obligations.

(a) The Issuer has the power and authority, and the legal right, to make, deliver and perform this Note. The Issuer has taken all necessary action to authorize the execution, delivery and performance of this Note.

(b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by the Issuer in connection with (i) the issuance of this Note, (ii) the execution, delivery, validity or enforceability of this Note, or (iii) the performance of this Note, except, in each case, for routine consents, authorizations, filings and notices required to be made in the ordinary course of business.

(c) This Note has been duly executed and delivered on behalf of the Issuer.

(d) This Note constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be

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limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.3 No Legal Bar. The execution, delivery and performance of this Note by the Issuer and the use of the proceeds of this Note will not violate any applicable law or any material agreement of the Issuer and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any requirement of applicable law or any such agreement.

Section 3.4 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Issuer, threatened by or against the Issuer or any Issuer Affiliate, or against any of its or their respective properties or revenues (a) with respect to this Note or any of the transactions contemplated hereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

Section 3.5 No Default. No Default or Event of Default has occurred and is continuing.

ARTICLE IV

COVENANTS

Section 4.1 Delivery of Financial Information. The Issuer will deliver to the Holder such financial or other information in respect of its business and financial status as the Holder may reasonably require including, but not limited to, copies of its unaudited quarterly financial statements and of its audited annual financial statements.

Section 4.2 Notice of Default. The Issuer shall promptly give notice to the Holder of the occurrence of any Default or Event of Default within five (5) Business Days after the Issuer knows or has reason to know thereof.

Section 4.3 Conduct of Business and Maintenance of Existence, etc. The Issuer will (a) (i) preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all agreements and requirements of applicable law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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ARTICLE V

EVENTS OF DEFAULT

Section 5.1 Events of Default. If any of the following events shall occur and be continuing:

(a) The Issuer shall fail to pay this Note on the Final Maturity Date in accordance with the terms hereof; or

(b) Any representation or warranty made or deemed made by the Issuer herein or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Note shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c) The Issuer shall default in the observance or performance of any other agreement contained in this Note to be performed by it (other than as provided in clause (a) of this Section 5.1), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which an officer of the Issuer becomes aware of such failure and (ii) the date on which written notice thereof shall have been given to the Issuer by the Holder; or

(d) (i) The Issuer or any Issuer Affiliate shall fail to make any payment on any Indebtedness (other than the Obligations) of the Issuer or any such Issuer Affiliate or on any Guarantee Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $25,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and the effect of such failure is to accelerate the maturity of such Indebtedness, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness, (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness or (iv) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e) (i) The Issuer shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Issuer shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Issuer any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Issuer any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Issuer shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Issuer shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

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then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above, (i) this Note, the Principal Amount and all other amounts owing under this Note shall immediately become due and payable, and (B) if such event is any other Event of Default, the Holder may, by notice to the Issuer, declare this Note, the Principal Amount and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices, demands, requests, consents and other communications provided for in this Note shall be given in writing, and addressed to the party to be notified as follows:

To the Issuer:	Seadrill Partners LLC
Building 11, 2nd Floor
Chiswick Business Park
566 Chiswick High Road
London W4 6YS
United Kingdom
Attn: Mr. Graham Robjohns

To the Holder:	Seadrill Limited
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM08
Bermuda
Attn: Georgina Sousa, Secretary

Either party hereto may change its address, telephone number or facsimile number for notices and other communications hereunder by notice to the other party. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery.

Section 6.2 Waiver; Amendments. No amendment or waiver of any provision of this Note nor consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Holder and (y) in the case of any other amendment, by the Holder and the Issuer, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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Section 6.3 Expenses; Indemnification.

(a) The Issuer shall be obligated to pay all out-of-pocket costs and expenses (including, without limitation, but limited to the reasonable fees, charges and disbursements of outside counsel for the Holder) incurred by the Holder in connection with the enforcement or protection of its rights in connection with this Note, including its rights under this Section 6.3, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of this Note.

(b) The Issuer shall indemnify each Holder Indemnitee against, and hold each Holder Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Holder Indemnitee) incurred by any Holder Indemnitee or asserted against any Holder Indemnitee by any third party or by the Issuer arising out of, in connection with, or as a result of (i) the execution or delivery of this Note or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or under this Note or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Issuer, and regardless of whether any Holder Indemnitee is a party thereto, provided that such indemnity shall not, as to any Holder Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Holder Indemnitee or (y) result from a claim brought by the Issuer against any Holder Indemnitee for breach in bad faith of such Holder Indemnitee’s obligations hereunder, if the Issuer has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) The Issuer shall pay, and hold the Holder harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Note, any collateral described herein, or any payments due hereunder, and save the Holder harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d) To the extent permitted by applicable law, each party shall not assert, and hereby waives, any claim against any Holder Indemnitee or the other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Note or any agreement or instrument contemplated hereby, the transactions contemplated therein, or the use of proceeds thereof.

(e) All amounts due under this Section 6.3 shall be payable promptly after written demand therefor.

Section 6.4 Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder, and the Holder may not assign or otherwise transfer any of its rights or

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obligations hereunder or under this Note without the prior written consent of the Issuer. Any other attempted assignment or transfer by any party hereto shall be null and void. Nothing in this Note, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, each Holder Indemnitee) any legal or equitable right, remedy or claim under or by reason of this Note.

Section 6.5 Governing Law. This Note and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 6.6 Survival. All covenants, agreements, representations and warranties made by the Issuer in this Note and in the certificates or other instruments delivered in connection with or pursuant to this Note shall be considered to have been relied upon by the Holder and shall survive the execution and delivery of this Note. The provisions of Section 6.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of this Note, or the termination of this Note or any provision hereof.

Section 6.7 Severability. Any provision of this Note held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.8 Acceptance. By its acceptance of this Note, the Holder agrees to be bound by the terms and provisions of this Note applicable to it.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the day and year first above written.

SEADRILL PARTNERS LLC,
as Issuer

By:
Name:
Title:

EXHIBIT II TO

CONTRIBUTION, PURCHASE AND SALE AGREEMENT

EXHIBIT III

CAPRICORN NOTE

FORM OF PROMISSORY DISCOUNT NOTE

FORM OF PROMISSORY DISCOUNT NOTE

$238,486,765	[CLOSING DATE]

FOR VALUE RECEIVED, the undersigned, SEADRILL CAPRICORN HOLDINGS LLC, a Marshall Islands limited liability company (the “Issuer”), hereby promises to pay to SEADRILL LIMITED, a Bermuda company (the “Holder”), at the Payment Office (as defined below) the principal sum of $238,486,765 (the “Principal Amount”) on June 2, 2015 (the “Final Maturity Date”), in accordance with the terms and provisions hereinafter set forth.

The terms and provisions of this promissory discount note (this “Note”) are as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. The following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease Obligations” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Note, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Closing Date” shall have the meaning set forth in the Section 2.1 of this Note.

“CSPA” means the Contribution, Purchase and Sale Agreement, dated as of December 2, 2013 (the “CSPA”) providing for, among other things, the purchase by the Issuer from the Holder of the Purchased Equity.

“Default” means any of the events specified in Article V, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Interest Rate” shall mean LIBOR plus an additional 2% per annum.

“Dollars” and “$” shall mean the lawful currency of the United States of America.

“Event of Default” shall mean any of the events specified in Article V, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excluded Taxes” shall mean, with respect to the Holder, taxes imposed on or measured by its overall net income, franchise taxes, and any branch profits or similar tax imposed on it by any jurisdiction.

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“Final Maturity Date” shall have the meaning assigned to such term in the opening paragraph of this Note.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.

“Hedge Agreements” shall mean all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Issuer or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holder” shall have the meaning assigned to such term in the opening paragraph of this Note.

“Holder Indemnitee” shall mean Holder and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to Holder.

“Indebtedness” shall mean of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or Holder under such agreement in

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the event of default are limited to repossession or sale of such property or assets), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any equity interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) all obligations of such Person in respect of Hedge Agreements.

“Issuer” shall have the meaning assigned to such term in the opening paragraph of this Note.

“Issuer Affiliate” shall mean the Issuer and each Subsidiary thereof.

“LIBOR” shall mean, with respect to the Loan, the three (3) month LIBOR rate published in the Wall Street Journal two (2) Business Days before, as applicable, the Final Maturity Date and each day occurring every three months after the Final Maturity Date.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities, operations or condition (financial or otherwise) of the Issuer and its Subsidiaries taken as a whole, (b) the ability of the Issuer to perform its obligations under this Note, or (c) the ability of the Holder to enforce this Note.

“Note” shall have the meaning assigned to such term in the second paragraph of this Note.

“Obligations” shall mean, with respect to the Issuer, the unpaid amounts in respect of this Note and all other obligations and liabilities of the Issuer to the Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Note.

“Payment Office” shall mean the office of the Holder located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM08, Bermuda, or such other location as to which the Holder shall have given written notice to the Issuer.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

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“Prepayment Date” shall have the meaning set forth in the Section 2.3 of this Note.

“Principal Amount” shall have the meaning assigned to such term in the opening paragraph of this Note.

“Purchased Equity” means a 29.2531% equity interest in Seadrill Hungary Kft., a Hungarian limited liability company.

“Subsidiary” shall mean as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, provided that “Taxes” shall not include Excluded Taxes.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Note shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note, and Section, Schedule and Exhibit references are to this Note unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) The term “Holder” shall include, without limitation, its successors.

Section 1.3 Accounting Terms and Principles. Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

ARTICLE II

FINANCIAL TERMS OF THIS NOTE

Section 2.1 Issue. This Note is issued for an initial issue amount of $229,900,000 on the date hereof (the “Closing Date”) in satisfaction of the purchase price under the CSPA for the purchase by the Issuer from the Holder of the Purchased Equity.

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Section 2.2 Payment on Final Maturity Date. On the Final Maturity Date, the Issuer shall pay this Note in full by paying the Principal Amount together with all other sums, if any, then owing or accrued under this Note. If any such amount is not paid on the Final Maturity Date, the amount not paid shall bear interest at a rate per annum equal to the Default Interest Rate accruing on a day to day basis until paid. All such default interest shall be payable on demand.

Section 2.3 Prepayment. The Issuer may, by giving not less than three (3) Business Day’s prior written notice to the Holder, prepay this Note on any date prior to the Final Maturity Date (such date, the “Prepayment Date”) by paying the Principal Amount together with all other sums, if any, then owing or accrued under this Note (with no account taken of the early prepayment). The foregoing shall not limit the freedom of the Issuer and the Holder to negotiate early prepayment of this Note for an amount less than the Principal Amount, taking into account prevailing market conditions at the time of the proposed early prepayment.

Section 2.4 Cancellation of Note Upon Full Payment. If this Note is fully paid or prepaid pursuant to this Section 2, it shall be immediately cancelled.

Section 2.5 Payments Generally (a) All payments by the Issuer to the Holder hereunder shall be made to the Holder at the Payment Office in immediately available funds without setoff or counterclaim. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day.

(b) All payments hereunder shall be made in Dollars. If any sum due from the Issuer under this Note or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (i) making or filing a claim or proof against the Issuer, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the Issuer shall indemnify and hold harmless the Holder from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Holder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The obligations to pay the amounts contemplated by this Section 2.5 shall be independent of and in addition to the other obligations of the Issuer hereunder.

Section 2.6 Taxes. Any and all payments by the Issuer under this Note shall be made free and clear of and without deduction for any and all present or future Taxes. If any Taxes shall be required by law to be deducted from or in respect of any sum payable under this Note to the Holder, then the Issuer shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and the sum payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Taxes applicable to additional sums payable under this Section) the Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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Section 2.7 Subordination. This Note shall rank pari passu with all other ordinary debt of the Issuer, but shall be subordinated in all respects to, and rank after, the Issuer’s obligations under the Guarantee provided by Issuer under the USD 1,500,000,000 Amended and Restated Senior Secured Credit Facility dated 15 October 2012 made between (1) the Holder, as borrower, (2) the rig owners and internal charterers set out at Schedule 2 thereto, as joint and several guarantors, (3) the banks and financial institutions set out at Schedule 1 thereto, together with their assignees and transferees, (4) Nordea Bank Norge ASA, as agent, and (5) the mandated lead arrangers, hedge counterparties and bookrunners party thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Holder to accept this Note, the Issuer represents and warrants to the Holder on the date hereof that:

Section 3.1 Corporate Existence; Compliance with Law. The Issuer and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the limited partnership, limited liability company, corporate or other power and authority, and the legal right, to own and operate its property and assets, to lease the property and assets it operates as lessee and to conduct the business in which it is currently engaged, and (c) is in compliance with all requirements of applicable law except, to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.2 Power; Authorization; Enforceable Obligations.

(a) The Issuer has the power and authority, and the legal right, to make, deliver and perform this Note. The Issuer has taken all necessary action to authorize the execution, delivery and performance of this Note.

(b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by the Issuer in connection with (i) the issuance of this Note, (ii) the execution, delivery, validity or enforceability of this Note, or (iii) the performance of this Note, except, in each case, for routine consents, authorizations, filings and notices required to be made in the ordinary course of business.

(c) This Note has been duly executed and delivered on behalf of the Issuer.

(d) This Note constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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Section 3.3 No Legal Bar. The execution, delivery and performance of this Note by the Issuer and the use of the proceeds of this Note will not violate any applicable law or any material agreement of the Issuer and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any requirement of applicable law or any such agreement.

Section 3.4 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Issuer, threatened by or against the Issuer or any Issuer Affiliate, or against any of its or their respective properties or revenues (a) with respect to this Note or any of the transactions contemplated hereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

Section 3.5 No Default. No Default or Event of Default has occurred and is continuing.

ARTICLE IV

COVENANTS

Section 4.1 Delivery of Financial Information. The Issuer will deliver to the Holder such financial or other information in respect of its business and financial status as the Holder may reasonably require including, but not limited to, copies of its unaudited quarterly financial statements and of its audited annual financial statements.

Section 4.2 Notice of Default. The Issuer shall promptly give notice to the Holder of the occurrence of any Default or Event of Default within five (5) Business Days after the Issuer knows or has reason to know thereof.

Section 4.3 Conduct of Business and Maintenance of Existence, etc. The Issuer will (a) (i) preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all agreements and requirements of applicable law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE V

EVENTS OF DEFAULT

Section 5.1 Events of Default. If any of the following events shall occur and be continuing:

(a) The Issuer shall fail to pay this Note on the Final Maturity Date in accordance with the terms hereof; or

(b) Any representation or warranty made or deemed made by the Issuer herein or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Note shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

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(c) The Issuer shall default in the observance or performance of any other agreement contained in this Note to be performed by it (other than as provided in clause (a) of this Section 5.1), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which an officer of the Issuer becomes aware of such failure and (ii) the date on which written notice thereof shall have been given to the Issuer by the Holder; or

(d) (i) The Issuer or any Issuer Affiliate shall fail to make any payment on any Indebtedness (other than the Obligations) of the Issuer or any such Issuer Affiliate or on any Guarantee Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $25,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and the effect of such failure is to accelerate the maturity of such Indebtedness, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness, (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness or (iv) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e) (i) The Issuer shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Issuer shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Issuer any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Issuer any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Issuer shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Issuer shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above, (i) this Note, the Principal Amount and all other amounts owing under this Note shall immediately become due and payable, and (B) if such event is any other Event of Default, the Holder may, by notice to the Issuer, declare this Note, the Principal Amount and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.

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ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices, demands, requests, consents and other communications provided for in this Note shall be given in writing, and addressed to the party to be notified as follows:

To the Issuer:	Seadrill Capricorn Holdings LLC
Building 11, 2nd Floor
Chiswick Business Park
566 Chiswick High Road
London W4 6YS
United Kingdom
Attn: Mr. Graham Robjohns

To the Holder:	Seadrill Limited
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM08
Bermuda
Attn: Georgina Sousa, Secretary

Either party hereto may change its address, telephone number or facsimile number for notices and other communications hereunder by notice to the other party. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery.

Section 6.2 Waiver; Amendments. No amendment or waiver of any provision of this Note nor consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Holder and (y) in the case of any other amendment, by the Holder and the Issuer, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.3 Expenses; Indemnification.

(a) The Issuer shall be obligated to pay all out-of-pocket costs and expenses (including, without limitation, but limited to the reasonable fees, charges and disbursements of outside counsel for the Holder) incurred by the Holder in connection with the enforcement or protection of its rights in connection with this Note, including its rights under this Section 6.3, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of this Note.

(b) The Issuer shall indemnify each Holder Indemnitee against, and hold each Holder Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses

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(including the fees, charges and disbursements of any counsel for any Holder Indemnitee) incurred by any Holder Indemnitee or asserted against any Holder Indemnitee by any third party or by the Issuer arising out of, in connection with, or as a result of (i) the execution or delivery of this Note or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or under this Note or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Issuer, and regardless of whether any Holder Indemnitee is a party thereto, provided that such indemnity shall not, as to any Holder Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Holder Indemnitee or (y) result from a claim brought by the Issuer against any Holder Indemnitee for breach in bad faith of such Holder Indemnitee’s obligations hereunder, if the Issuer has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) The Issuer shall pay, and hold the Holder harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Note, any collateral described herein, or any payments due hereunder, and save the Holder harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d) To the extent permitted by applicable law, each party shall not assert, and hereby waives, any claim against any Holder Indemnitee or the other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Note or any agreement or instrument contemplated hereby, the transactions contemplated therein, or the use of proceeds thereof.

(e) All amounts due under this Section 6.3 shall be payable promptly after written demand therefor.

Section 6.4 Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder, and the Holder may not assign or otherwise transfer any of its rights or obligations hereunder or under this Note without the prior written consent of the Issuer. Any other attempted assignment or transfer by any party hereto shall be null and void. Nothing in this Note, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, each Holder Indemnitee) any legal or equitable right, remedy or claim under or by reason of this Note.

Section 6.5 Governing Law. This Note and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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Section 6.6 Survival. All covenants, agreements, representations and warranties made by the Issuer in this Note and in the certificates or other instruments delivered in connection with or pursuant to this Note shall be considered to have been relied upon by the Holder and shall survive the execution and delivery of this Note. The provisions of Section 6.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of this Note, or the termination of this Note or any provision hereof.

Section 6.7 Severability. Any provision of this Note held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.8 Acceptance. By its acceptance of this Note, the Holder agrees to be bound by the terms and provisions of this Note applicable to it.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the day and year first above written.

SEADRILL CAPRICORN HOLDINGS LLC,
as Issuer

By:
Name:
Title:

EXHIBIT III TO

CONTRIBUTION, PURCHASE AND SALE AGREEMENT

SCHEDULE A

INSURANCE POLICIES

SCHEDULE A TO

CONTRIBUTION, PURCHASE AND SALE AGREEMENT

SCHEDULE B

Rig Name	Registered Flag	Classification Society
West Leo	Bahamas	Det Norske Veritas
West Sirius	Panama	American Bureau of Shipping

SCHEDULE B TO

CONTRIBUTION, PURCHASE AND SALE AGREEMENT